UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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CHEROKEE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

May 4, 2018

To my fellow stockholders,

I am pleased to invite you to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”, “we”, “us” or “our”), to be held on Wednesday, June 13, 2018, at 10:00 a.m. (Pacific Time) at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

The business to be conducted at the Annual Meeting is set forth in the notice of annual meeting of stockholders and proxy statement that accompany this letter.

We have elected to take advantage of laws and rules that allow companies to furnish proxy materials to their stockholders on the Internet.  We believe these laws and rules allow us to provide our stockholders with the information they need, while lowering the printing and delivery costs and reducing the environmental impact of the Annual Meeting.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.  You are urged to vote your shares through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement for the Annual Meeting, by completing, signing and returning the paper proxy card enclosed with the proxy statement for the Annual Meeting.  Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,

/s/ HENRY STUPP
Henry Stupp
Chief Executive Officer

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2018

NOTICE IS HEREBY GIVEN that the 2018 annual meeting of the stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”) will be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Wednesday,  June 13, 2018 at 10:00 a.m. (Pacific Time) for the following purposes:

1.	To elect seven directors to the Board of Directors, who will serve until Cherokee’s 2019 annual meeting of stockholders and until their successors have been duly elected and qualified;
2.	To ratify the selection of Deloitte & Touche LLP as Cherokee’s independent registered public accounting firm for the fiscal year ending February 2, 2019;
3.	To hold a non‑binding, advisory vote on Cherokee’s executive compensation; and
4.	To transact such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on April 16, 2018 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at Cherokee’s principal executive offices during normal business hours for 10 days before the Annual Meeting.

Cherokee’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ HOWARD SIEGEL
Howard Siegel
Secretary

Sherman Oaks, California

May 4, 2018

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2018

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2018

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Cherokee Inc., a Delaware corporation  (the “Company”, “Cherokee”, “we”, “us” or “our”), of proxies to be used at the 2018 annual meeting of stockholders to be held at our corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Wednesday, June 13, 2018, at 10:00 a.m. (Pacific Time) and any adjournment or postponement thereof (the “Annual Meeting”).  Stockholders are being asked to vote at the Annual Meeting on the following proposals: (1) the election of seven directors to the Board of Directors; (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019 (“Fiscal 2019”); (3) the approval, on a non‑binding, advisory basis, of our executive compensation, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”); and (4) such other business as may properly come before the Annual Meeting.  This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

Use of the Internet

In accordance with rules adopted by the SEC,  we have elected to provide access via the Internet to our proxy materials for the Annual Meeting, including this Proxy Statement and our annual report for our fiscal year ended February 3, 2018 (“Fiscal 2018”, and such report, “Annual Report”), which includes our annual report on Form 10‑K for such year filed with the SEC on April 19, 2018.  Accordingly, on or about May 4, 2018, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date for the Annual Meeting.  The Notice includes instructions on how the proxy materials for the Annual Meeting may be accessed and reviewed at www.proxyvote.com.  Stockholders will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge.  Any stockholder may request to receive the proxy materials for the Annual Meeting in printed form by mail or by e-mail on an ongoing basis until the one-year anniversary of the date of the Annual Meeting by following the instructions in the Notice.  We encourage you to take advantage of the availability of our proxy materials on the Internet, in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.

Householding

To reduce the expenses of delivering duplicate materials to our stockholders, we have adopted a procedure called “householding.”  Under this procedure, we are delivering one copy of the Notice and, if requested, this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder.  Stockholders who participate in householding will continue to be able to request and receive separate paper proxy cards.  Additionally, upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of the Notice, this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of any of these documents.  Further, stockholders who share an address and receive a single copy of our proxy materials may request to receive multiple copies of any of these materials for future annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of our proxy materials may also request to receive a single copy of any of these materials for our future annual meetings of stockholders.  Any such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations at the address of our principal executive offices.

Record Date, Outstanding Shares

Our Board of Directors has fixed April 16, 2018 as the record date for the Annual Meeting.  As a result, all stockholders that owned shares of our common stock at the close of business on April 16, 2018 are entitled to notice of and to vote at the Annual Meeting.

As of the record date, there were 13,997,200 shares of our common stock outstanding.

Voting Matters

Voting Rights

Each share of our common stock entitles the owner of the share to one vote on each matter to be voted on at the Annual Meeting.

Quorum Requirement

We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting.  Pursuant to our amended and restated bylaws (“Bylaws”) and applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes,” discussed below, will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent.  If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy that is not revoked before your shares are voted at the Annual Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name

You are a “beneficial owner of shares held in street name” if your shares are not held of record in your name but are held by a broker or other nominee on your behalf as the beneficial owner.  If your shares were held in street name at the close of business on the record date for the Annual Meeting,  you must provide voting instructions to your broker or other nominee if you want your vote to count in the election of directors (Proposal 1) and the approval, on a non-binding, advisory basis, of our executive compensation (Proposal 3).  These proposals constitute “non‑routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner.  As a result, if you hold your shares in street name and you do not instruct your broker or other nominee on how to vote on Proposals 1 and 3, then no vote will be cast on these proposals on your behalf and a “broker non-vote” will occur.  Your broker or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2), because this proposal constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving voting instructions from the beneficial owner.  As a result, broker non-votes are not expected to occur in the vote on Proposal 2.

Voting Requirements

The election of directors (Proposal 1) will be determined by a plurality of the votes cast on by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting.  This means that the seven nominees who receive the highest number of affirmative votes will be duly elected as directors.  As a result, because of the nature of this voting requirement, abstentions and broker non‑votes, if any, will have no effect on the outcome of the election of directors.

The ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the approval, on a non-binding,  advisory basis, of our executive compensation (Proposal 3) must each be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting.  As a result, abstentions, if any, will have no effect on the outcome of the votes on these proposals because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur; broker non-votes are not expected to occur on Proposal 2 because, as discussed above, brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal; and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 3 because, pursuant to our Bylaws, broker non-votes are not considered to be present or entitled to vote with respect to the proposal for which they occur.

The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected
3: Non-Binding, Advisory Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect

Tabulation of Votes

The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting.  All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below.  If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

Voting Results

Preliminary voting results will be announced at the Annual Meeting, and final voting results are expected to be reported in a current report on Form 8 K filed with the SEC within four business days after the Annual Meeting concludes.  If, however, the final voting results are not available at that time, we will report preliminary voting results in such a Form 8 K and will report the final voting results in an amendment to the Form 8 K as soon as they become available.

How to Cast or Revoke Your Vote

Stockholders of Record

If you are a stockholder of record entitled to vote at the Annual Meeting,  you may vote in any one of the following ways:

•

On the Internet or By Telephone.  You may vote by proxy on the Internet by visiting www.proxyvote.com and following the instructions in the Notice.  If you requested printed copies of the proxy materials for the Annual Meeting, you may also vote by proxy by calling the toll-free number found on the proxy card delivered with these proxy materials.  If you vote on the Internet or by telephone, you do not need to return a paper proxy card by mail.  Internet and telephone voting are available 24 hours a day.  Votes submitted on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 12, 2018 to be counted.

•

By Mail.  If you requested printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by completing, signing and dating the proxy card delivered with these proxy materials and returning it in the prepaid envelope provided.  Sign your name exactly as it appears on the proxy card.  Proxy cards must be received no later than the close of voting at the Annual Meeting to be counted.

•

In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting by completing and submitting a voting ballot, which will be provided to you when you arrive at the Annual Meeting.

Once you have submitted your proxy on the Internet or by telephone or mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later‑dated vote on the Internet, by telephone, by mail, or in person at the Annual Meeting.
•

Written Notice.  You may revoke a previously submitted proxy by sending or otherwise delivering a  written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting.  Only your latest-dated vote that is received by the deadline applicable to each voting method will be counted.

Beneficial Owners

If you are a beneficial owner of shares held in street name, you have the right to instruct your broker or other nominee on how to vote your shares at the Annual Meeting.  You should do so by following the instructions provided by your broker or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy.  The availability of Internet, telephone or other methods to vote your shares by proxy will depend on the voting processes of the broker or other nominee that holds your shares.

Attending the Annual Meeting

All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting.  Even if you plan to attend the Annual Meeting in person, we recommend that you vote by proxy before the Annual Meeting to ensure that your vote will be counted.  Please see “How to Cast or Revoke Your Vote” above for voting instructions.

If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport.  Additionally, if you are a beneficial owner of shares held in street name, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your ownership of our common stock as of the record date, as well as a legal proxy issued in your name from the broker or other nominee that holds your shares of record.  Contact your broker or other nominee for more information about how to obtain these materials.

Submitting your vote before the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy.  In order to do so, you must submit a completed ballot at the Annual Meeting reflecting your new vote.

Solicitation of Proxies

The expense of soliciting proxies, including the cost of preparing, printing, assembling and mailing our proxy materials in connection with the solicitation of proxies, will be paid by us.  We will request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in so doing.  In addition to mailing the Notice and making our other proxy materials available on the Internet (or via e-mail or mail for those stockholders who request printed copies), proxies may be solicited by personal interview, telephone or e‑mail by our directors, officers and other employees, none of whom will receive any additional compensation for these activities.  We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors, upon the recommendation of our Nominating & Governance Committee, has nominated seven director nominees, each named below, for election at the Annual Meeting.  Accordingly, we are asking our stockholders to vote on the election of each of these director nominees at the Annual Meeting.

Each director nominee is currently a director of our Company and, except for Mr. Robert Longnecker and Mr. John McClain, was elected or re-elected by our stockholders at our 2017 annual meeting of stockholders. Mr. Longnecker was appointed as a director in May 2018 upon the identification and recommendation of a large stockholder, Cove Street Capital, LLC (“CSC”), to our Nominating & Governance Committee, which then recommended his appointment to the Board.  Mr. McClain was appointed as a director in September 2017 upon the identification and recommendation of Mr. Robert Galvin, one of our directors and our current Chairman of the Board, to our Nominating & Governance Committee, which then recommended his appointment to the Board.  Two of the current members of the Board, Ms. Susan E. Engel and Mr. Frank Tworecke, will not stand for re-election at the Annual Meeting, and as a result, their terms as directors on the Board will end at the commencement of the Annual Meeting.

Each director nominee named below has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected.  If any of these nominees becomes unavailable to serve before the Annual Meeting, then your proxy will be voted for another nominee proposed by the Board, or if no such nominee is proposed, a vacancy will occur.  The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve.  If elected, each nominee will serve as a director for a one-year term until the next annual meeting of our stockholders and until his or her successor is elected and qualified, or until an earlier resignation or removal.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer, and there are no arrangements or understandings between any director or nominee and any other person pursuant to which such individual was or is selected as a director or nominee.

Director Nominees

The table below shows, for each of our director nominees, his or her name; age as of April 30, 2018; business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; certain other directorships held by him or her; and the period during which he or she has served as a director of our Company.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should be nominated to serve as a director, we also believe all of these nominees who are incumbent directors have demonstrated integrity, honesty, adherence to high ethical standards and an ability to exercise sound judgment, as well as business acumen and a commitment to our Company, in their past service on our Board.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
Carol Baiocchi, 67 Director

Ms. Baiocchi has been a director of Cherokee since February 2017. Ms. Baiocchi currently serves as a director of Two Ten Footwear Foundation, a charitable foundation that offers assistance to the footwear industry community.  She formerly served as chairman and vice-chair for the foundation. Ms. Baiocchi is also co-founder of the Women in Footwear Industry (WIFI) Community Initiative and currently serves as co-director.  From 2009 to 2016, Ms. Baiocchi served as senior vice president, footwear for Kohl’s Corporation.  During her tenure, she led merchandising and creation for licensed brands, increasing the retailer’s penetration in fashion footwear and expanding the athletic footprint.  From 1994 to 2009, Ms. Baiocchi served as vice president/divisional merchandise manager, women’s footwear at Macy’s West, a division of Macy’s Inc., where she planned and executed merchandising and product development throughout the company’s multiple store group consolidations. Ms. Baiocchi holds a Bachelor of Arts degree from Loyola University.

We believe Ms. Baiocchi possesses a wide range of qualifications to serve on the Board of Directors, including her extensive experience in our industry and her track record of successfully growing consumer products and retail businesses.

Robert Galvin, 57 Chairman

Mr. Galvin has been a director of Cherokee since June 2012 and has been Chairman of the Board since June 2017. Mr. Galvin is the founder and Principal of Galvin Consulting, LLC, a consulting firm providing strategic services to private equity firms. Mr. Galvin served as the Chief Executive Officer of Elie Tahari, a luxury fashion label, from January 2013 to November 2013.  Previously, Mr. Galvin served as President of the Camuto Group, a leading global women’s fashion footwear company, from 2007 to 2012.  Prior to his tenure with the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and Chief Financial Officer of York International Corporation from 1999 to 2000; Executive Vice President and Chief Financial Officer of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co‑founding the Connecticut Retail and Distribution Practice.  In addition, Mr. Galvin was a member of the board of directors of Team Continuum from 2004 to 2013 and Mr. Galvin currently sits on the board of directors for Lands’ End, bebe and Big 5 Sporting Goods, since May 2014, November 2014 and July 2015, respectively.

Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or in other senior executive positions at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our existing or proposed licensing partners.  In addition, we believe Mr. Galvin’s training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to our Company in matters such as evaluating brand acquisitions and financial planning.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
Keith Hull, 65 Director

Mr. Hull has been a director of Cherokee since June 1995.  Mr. Hull has served as the Chief Executive Officer of the textile division of Liztex, a textile production and sales company, since February 2017.  Prior to joining Liztex, Mr. Hull served as a consultant and director for Kaltex America, a global manufacturer of textiles, from 2015 until 2017, and the Chief Executive Officer of Kaltex America from 2010 until 2015.  Prior to joining Kaltex America, Mr. Hull served from 2008 to mid‑2010 as the Group Chief Executive Officer of UCO Raymond Denim of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was an Executive Vice President with Global Emergency Resources, LLC, a technology company offering products to hospitals and public health organizations for critical resource tracking during emergencies. Prior to that, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc., for eight years and, in 2004, Mr. Hull was named President and Chief Operating Officer of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken’s Partnership board of directors.

Mr. Hull is a long‑standing member of our Board and has a deep knowledge of our Company and the industry in which we compete.  We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors, including his former position as the Chief Executive Officer of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Robert Longnecker, 44 Director Nominee

Mr. Longnecker has been a director of Cherokee since May 2018.    Mr. Longnecker currently serves as Managing Partner at Jovetree Capital Management, a small capitalization asset management firm that he founded in June 2010.  Mr. Longnecker also serves as Director of Research at Ides Capital Management, an investment firm that engages with management and boards of underperforming public companies that Mr. Longnecker co-founded in January 2015.  From January 2008 to July 2009, Mr. Longnecker served as a founder at Park Row Capital Partners, a small capitalization asset management firm.  From October 2003 to March 2007, Mr. Longnecker served as a principal at Barington Capital Management, an investment firm.  Mr. Longnecker previously served as a member of the board of directors of International Aluminum Corporation from 2006 to 2007.  In addition to his professional responsibilities, Mr. Longnecker serves on the board of directors of Bresee Foundation, a non-profit organization that provides after-school programs in Los Angeles, California.  He received a B.A. from Cornell University in 1995.

We believe Mr. Longnecker is well-qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience with public company boards, extensive financial experience including mergers and acquisitions, and experience as an investor in companies undergoing turnarounds.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
John McClain, 56 Director

Mr. McClain has been a director of Cherokee since September 2017. Mr. McClain served as chief financial officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences, from November 2015 to September 2016.  Prior to that, Mr. McClain served as the chief financial officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014.  From April 2014 to August 2014, he continued to provide senior advisory services related to financial operations to The Jones Group Inc. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation, a global provider of travel and real estate services.  He joined Cendant Corporation in September 1999, serving as the senior vice president, finance and corporate controller until 2006.  From July 2006 to 2007, Mr. McClain served as the chief accounting officer of Avis Budget Group and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties (NYSE: SRG), a real estate investment trust, since June 2015, and on the board of directors of Lands’ End, Inc. (NASDAQ: LE), a casual clothing, accessories, footwear and home products retailer, since May 2014, and Nine West Holdings, a designer, marketer and wholesaler of apparel, footwear and accessories, from April 2014 until October 2015. Mr. McClain holds a B.S degree in accounting from Lehigh University.

Having served in various senior roles at a number of publicly traded and apparel enterprises, Mr. McClain brings to the Board extensive financial and industry acumen that we believe will promote and strengthen financial discipline and enhanced productivity and scale for our brands.

Jess Ravich, 60 Director

Mr. Ravich has been a director of Cherokee since May 1995 and was Chairman of the Board from January 2011 to June 2017. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012.  From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm.  Prior to that, Mr. Ravich was the Chief Executive Officer of Libra Securities Holdings, LLC. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. (OTC: ALJJ) since 2006 and as a director of A‑Mark since 2014, and Mr. Ravich previously served as a member of the board of directors of Spectrum Group from 2009 to 2014.  In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Mr. Ravich is a long‑standing member of our Board and has a deep knowledge of our Company and the industry in which we compete.  We believe Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience, technical skills across various industries, experience in mergers and acquisitions and leadership skills.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
Henry Stupp, 54 Director, Chief Executive Officer

Henry Stupp became our Chief Executive Officer and a director in August 2010.  Prior to joining Cherokee, Mr. Stupp was a co‑founder of Montreal‑based Novel Teez Designs, later known as NTD Apparel USA LLC, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to many major North American retailers, having most recently served as President of NTD Apparel USA from 2005 until 2010.  During his tenure with NTD Apparel USA, Mr. Stupp contributed to the identification, negotiation and introduction of many licenses and brands to a broad retail audience. Mr. Stupp is currently serving a two‑year term as a Director of the International Licensing Industry Merchandiser’s Association. Mr. Stupp attended Concordia University where he majored in Economics.

As our Chief Executive Officer, Mr. Stupp brings to the Board critical insight into our operations and business.  His extensive experience in the apparel business and with merchandise licensing, coupled with his in‑depth knowledge of our Company, provides our Board with important knowledge and skills and facilitates the Board’s oversight of strategic and financial planning and other critical management functions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH DIRECTOR NOMINEE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for Fiscal 2019, and has further directed that the appointment of such firm be submitted for ratification by our stockholders at the Annual Meeting.  Accordingly, we are asking our stockholders to vote on the ratification of this appointment at the Annual Meeting.  Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.  Deloitte has served as our independent registered public accounting firm since August 24, 2017 and has audited our financial statements for our fiscal year ended after that date.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise.  However, the Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Change in Independent Registered Public Accounting Firm in Fiscal 2018

On August 21, 2017, the Audit Committee of the Board of Directors dismissed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm, which had served as such since December 19, 2012.  Additionally, on August 21, 2017, the Audit Committee of the Board of Directors approved the engagement of Deloitte as our independent registered public accounting firm, which engagement became effective on August 24, 2017.

During our fiscal years ended January 28, 2017 (“Fiscal 2017”) and January 30, 2016 (“Fiscal 2016”) and in the subsequent interim period through August 21, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During Fiscal 2017 and Fiscal 2016 and in the subsequent interim period through August 21, 2017, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC and the related instructions to Item 304 of Regulation S-K) related to material weaknesses in our internal control over financial reporting, as disclosed in our annual report on Form 10‑K for Fiscal 2017 (the “2017 Form 10‑K”).  Management concluded that, as of the end of Fiscal 2017, our internal control over financial reporting was not effective because of the existence of material weaknesses related to our controls over closing processes in connection with the consolidation of the newly acquired operations of our Hi-Tec portfolio of footwear brands, and over our application of purchase accounting principles in connection with such acquisition.  These material weaknesses were further described in Item 9A of the 2017 Form 10‑K, which description is incorporated herein by reference.  E&Y’s audit report dated May 18, 2017 with respect to our internal control over financial reporting as of January 28, 2017 (the “E&Y Internal Control Report”) opined that we did not maintain effective internal control over financial reporting as of January 28, 2017 because of these material weaknesses, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the “COSO Criteria”).  The Audit Committee of the Board of Directors discussed the subject matter of these material weaknesses with E&Y and authorized E&Y to respond fully to the inquiries of any successor accountant concerning these material weaknesses.

As reported in Item 9A of our annual report on Form 10‑K for Fiscal 2018, management concluded that, as of the end of Fiscal 2018, these material weaknesses had been fully remediated and our internal control over financial reporting was effective.

The audit report of E&Y on our consolidated financial statements for Fiscal 2017 and Fiscal 2016 (the “E&Y Audit Report”) did not contain an adverse opinion or a disclaimer of opinion, and the E&Y Audit Report was not qualified or modified as to uncertainty, audit scope or accounting principles.  The E&Y Audit Report references the E&Y Internal Control Report’s adverse opinion on the Company’s internal control over financial reporting, based on the COSO Criteria.

In accordance with applicable SEC rules, we previously provided E&Y with a copy of this or substantially similar disclosure and requested that E&Y furnish a letter addressed to the SEC stating whether it agrees with the foregoing statements (except for the statements regarding management’s conclusions regarding the effectiveness of our internal control over financial reporting as of the end of Fiscal 2018).  A copy of the letter furnished by E&Y in response to this request is filed as Exhibit 16.1 to our Current Report on Form 8‑K filed with the SEC on August 25, 2017.

During Fiscal 2017 and Fiscal 2016 and in the subsequent interim period through August 21, 2017, neither we nor anyone acting on our behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC and the related instructions to Item 304 of Regulation S-K).

Independent Registered Public Accounting Firm Fees and Services

The following table shows the aggregate fees billed to us for professional services rendered by Deloitte in Fiscal 2018 and by E&Y in Fiscal 2017:

	Fiscal 2018	Fiscal 2017
	(Deloitte)	(E&Y)
Audit Fees:(1)	$715,000	$1,646,300
Audit-Related Fees(2)	—	—
Tax Fees(3)	386,400	9,000
All Other Fees(4)	—	—
Total	$1,101,400	$1,655,300

(1)

Audit fees consist of fees for professional services rendered for the integrated audit of our annual consolidated financial statements (including services related to the audit of our internal control over financial reporting) and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S‑8 and Form S‑3, including related comfort letters) and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees.  No such services were rendered for us in Fiscal 2018 or Fiscal 2017.

(3)

Tax fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning.  In Fiscal 2017,  these services were rendered in connection with a tax audit.   In Fiscal 2018, these services were rendered for tax compliance.

(4)	All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above.

Pre‑Approval Policies and Procedures

Pursuant to its charter, our Audit Committee annually reviews and pre‑approves all audit and permissible non‑audit services that may be provided by our independent registered public accounting firm and establishes a pre‑approved aggregate fee level for all of these services, subject to exceptions for certain “de minimus” services and amounts in accordance with applicable SEC rules.  Any proposed service not included within the list of pre‑approved services or any proposed service that will cause us to exceed the pre‑approved aggregate fee level requires specific pre‑approval by the Audit Committee.  All of the services rendered by our independent registered public accounting firms during Fiscal 2018 and Fiscal 2017 were pre‑approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd‑Frank Act ”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined under “Compensation Discussion and Analysis” below), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under “Compensation Discussion and Analysis” below, our executive compensation programs are designed to encourage high performance, attract and retain highly qualified and motivated executive officers, align the interests of our executive officers with the interest of our stockholders and promote accountability.  Please see “Compensation Discussion and Analysis” and “Executive Compensation” below, beginning on page 24  of this Proxy Statement, for additional information about our executive compensation programs, including information about the compensation paid to our Named Executive Officers in Fiscal 2018.

In this proposal, commonly known as a “say-on-pay” proposal, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.  The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The vote on this say-on-pay proposal is advisory and therefore not binding on us, the Compensation Committee or our Board of Directors in any way; however, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the results of this vote in future compensation decisions, including evaluating whether any actions are necessary to address any concerns of our stockholders evidenced by a significant negative vote on this proposal.

Accordingly, we are asking our stockholders to vote, on a non-binding, advisory basis, on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN

THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has unanimously determined that each of Ms. Baiocchi,  Mr. Galvin, Mr. Hull, Mr. McClain, Mr. Ravich and Mr. Longnecker, constituting six of the seven directors standing for re‑election at the Annual Meeting, is an independent director within the meaning of applicable rules of the Nasdaq Stock Market (“Nasdaq”).  In addition, the Board has determined that each of Ms. Engel and Mr. Tworecke,  current members of the Board whose terms as directors will expire at the commencement of the Annual Meeting,  and Mr. Ewing, a former member of the Board who resigned in Fiscal 2018,  is  or was an independent director within the meaning of such rules during all periods in Fiscal 2018 when he or she served. Mr. Stupp is not an independent director because he is currently an executive officer of our Company.

Board Meetings

The business affairs of our Company are managed under the direction of the Board of Directors.  In Fiscal 2018, the Board of Directors met 13 times.  Each director attended at least 90% of all meetings of the Board and all meetings of the Board committees on which he or she served that were held during Fiscal 2018.  We encourage all of our directors to attend our annual meetings of stockholders, and all of our then-serving directors attended, in person or by telephone, our 2017 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees, consisting of an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee.  Each of these committees has the composition and responsibilities described below.  The Board of Directors has also adopted a written charter for each of these standing committees, current copies of which are available on our website at www.cherokeeglobalbrands.com on the Investor Relations page.  In addition, the Board of Directors may create additional committees from time to time, including committees relating to pending legal proceedings or other significant corporate matters or committees to approve financing or other strategic transactions.

The table sets forth the composition of each of our three standing committees from January 29, 2017, the beginning of Fiscal 2018, through April 16, 2018.

Nominating &
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Carol Baiocchi(1)	—	Member	Member
Susan E. Engel(2)	Member	Member	—
Robert Galvin(3)	Chair/Member	—	Member
Keith Hull	Member	—	Chair
John McClain(4)	Chair
Jess Ravich	—	Member	—
Frank Tworecke(5)	—	Member/Chair	Member
Timothy Ewing(6)	Former Member	Former Chair	—

(1)

Ms. Baiocchi was appointed as a director and a member of the Compensation Committee on February 21, 2017, and was appointed as a member of the Nominating & Governance Committee on August 8, 2017.  As a result, the presentation of Ms. Baiocchi’s Board committee membership reflects membership since the respective dates of these appointments.

(2)

Ms. Engel was appointed as a director and a member of the Audit Committee on February 21, 2017, and was appointed as a member of the Compensation Committee on August 8, 2017.  As a result, the presentation of Ms. Engel’s Board committee membership reflects membership since the respective dates of these appointments.

Additionally, as described above, Mr. Engel will not stand for re-election at the Annual Meeting.  As a result, she will cease to serve on the Board and all Board committees at the commencement of the Annual Meeting.

(3)

Mr. Galvin transitioned from his former role as Chair of the Audit Committee to his current role as a member of the Audit Committee upon Mr. McClain’s appointment as Chair of the Audit Committee on September 13, 2017.

(4)

Mr. McClain was appointed as a director and a member of the Audit Committee on September 13, 2017.  As a result, the presentation of Mr. McClain’s  Board committee membership reflects membership since the date of the appointment.

(5)

Mr. Tworecke transitioned from his former role as a member of the Compensation Committee to his current role as the Chair of the Compensation Committee upon Mr. Ewing’s resignation on February 21, 2017.  Additionally, as described above, Mr. Tworecke will not stand for re-election at the Annual Meeting.  As a result, he will cease to serve on the Board and all Board committees at the commencement of the Annual Meeting.

(6)

On February 21, 2017, Mr. Ewing resigned as a director and member of all Board committees on which he served.  As a result, the presentation of Mr. Ewing’s  Board committee membership reflects membership until such resignation.

Audit Committee

The primary functions of the Audit Committee are, among other things, to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;
•	review and discuss with management and our independent registered public accounting firm our financial statements before filing with the SEC any report containing such financial statements;
•	oversee audits of our financial statements and meet with independent registered public accounting firm in connection with each annual audit to review the planning and staffing of the audit;
•	oversee our accounting and financial reporting processes, including reviewing management’s evaluation of the adequacy and effectiveness of internal controls;
•	review and discuss with management and our independent registered public accounting firm our policies with respect to risk assessment and risk management;
•	receive and review the formal written statement and letter from our independent registered public accounting firm required by applicable Public Company Accounting Oversight Board rules;
•	prepare and approve a report each year for inclusion in our annual proxy statement; and
•

pre-approve all auditing services and permitted non‑audit services to be performed for us by our independent registered public accounting firm, subject to exceptions for de minimis amounts under certain circumstances as permitted by applicable law.

At the discretion of the Audit Committee, representatives of our independent registered public accounting firm and certain members of management may be invited to attend Audit Committee meetings.  The Audit Committee met  six times in Fiscal 2018.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2018 as a  member of the Audit Committee satisfies all independence standards and financial expertise requirements applicable to members of such a committee under Nasdaq and SEC rules.  The Board has also determined that each of Messrs. Galvin and McClain is an “audit committee financial expert,” as that term is defined in applicable SEC rules.

Compensation Committee

The primary functions of the Compensation Committee are, among other things, to:

•	review and approve our compensation philosophy;
•	review management’s risk assessment regarding our compensation policies and practices;
•	annually review and approve the compensation, including bonus and incentive compensation, for our executive officers;
•	review and advise the Board regarding the performance of our executive officers;
•	administer and interpret our incentive compensation plans and stock‑related plans;
•	review and approve the compensation of our non-employee directors; and
•	oversee and approve all public disclosures with respect to compensation of our directors and executive officers.

The Compensation Committee may form and delegate any of its responsibilities to subcommittees consisting solely of Compensation Committee members, with Board approval.  In addition, Cherokee’s  Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) permits the Compensation Committee, as the administrator of the plan, to delegate to management the authority to grant awards under such plan, subject to limitations as may be determined from time to time.  The agenda for meetings of the Compensation Committee is determined by its chair, with, at the discretion of the chair, assistance from our Chief Executive Officer and our Chief Financial Officer.  The committee chair then reports the Compensation Committee’s recommendations or approvals to the full Board.  The Compensation Committee has the authority to retain compensation consultants as it deems appropriate to assist in establishing compensation packages for our executive officers and directors and to approve any such consultant’s fees and other retention terms.  Pursuant to the terms of its charter, the Compensation Committee reviews the independence of any compensation consultant it may retain, including whether any conflicts of interest exist, in accordance with applicable Nasdaq and SEC.  For more information about the role of our Chief Executive Officer and our other executive officers and any compensation consultants in the determination of executive officer compensation, see the discussion under “Compensation Discussion and Analysis” below.  The Compensation Committee met four times in Fiscal 2018.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2018 as a  member of the Compensation Committee satisfies all independence standards applicable to members of such a committee under, and taking into account the factors set forth in,  Nasdaq and SEC rules, and also is a non‑employee director within the meaning of Rule 16b‑3 under the Exchange Act and an outside director under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating & Governance Committee

The primary functions of the Nominating & Governance Committee are, among other things, to:

•	identify qualified candidates to become Board members;
•	select candidates to recommend to the Board as nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	select candidates to fill any vacancies on the Board;
•	to recommend to the Board the directors to serve as members and chairs of all Board committees and as the Chairman of the Board;
•	oversee the evaluation of the Board; and
•	develop, recommend to the Board and monitor a policy regarding the consideration of director candidates recommended by stockholders.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2018 as a  member of the Nominating & Governance Committee satisfies all independence standards applicable to members of such a committee under Nasdaq and SEC rules. The Nominating & Governance Committee met three times in Fiscal 2018.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, because the Board believes it is in the best interests of our Company and our stockholders to make this determination based on the position and direction of our Company and the membership of the Board as they may evolve and change over time.  At this time, the Board believes separating the roles of Chief Executive Officer and Chairman of the Board are in the best interests of our Company and our stockholders, because it permits our Chief Executive Officer to focus on our day‑to‑day business activities and it permits our Chairman of the Board to focus on leading the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.  The role of Chairman of the Board involves, among other things, creating and maintaining an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; providing the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions; and ensuring the Board agenda is appropriately directed to the matters of most significance to our Company.  In Fiscal 2018, Mr. Ravich served as the non‑executive Chairman of the Board until June 22, 2017, and Mr. Galvin has served as the non-executive Chairman since that date.

Board Role in Risk Oversight

Risk is inherent in every business.  We face a number of risks, including business, operational, strategic, reputational, competitive, financial, legal, regulatory and cybersecurity risks.  In general, our management is responsible for the day-to-day management of the risks we face, while our Board is responsible for the oversight of risk management.  The Board performs its risk oversight function as a whole and through its committee structure, as follows:

•	the full Board is responsible for generally overseeing the management of areas of material risk to us;
•

the Audit Committee oversees management of financial risks and risks related to any related party or conflict of interest transactions, as well as our policies with respect to risk assessment and risk management generally;

•	the Compensation Committee oversees management of risks related to our executive compensation programs and arrangements; and
•	the Nominating & Governance Committee oversees management of risks related to the composition of the Board, including the independence of our directors.

Members of our senior management team regularly report to the full Board or an appropriate Board committee regarding our material risks and our risk management policies and processes.  Our directors then use this information to understand, identify and oversee the management and mitigation of these risks.  If such a management report is provided to a Board committee rather than the full Board, the committee discusses the report and the chair of the committee then summarizes the discussion to the full Board at the next Board meeting.  This structure enables the Board and its committees to coordinate with respect to the oversight of our material risks and our implementation of risk management policies and processes.

We believe our Board’s regular review and analysis of our material risks and risk management policies and processes, as well as the role of our independent Board committees in the Board’s performance of its risk oversight function and our Board’s leadership structure (which separates the roles of Chairman of the Board and Chief Executive Officer), provide an appropriate level of independent oversight, including risk oversight, of our management.

Director Nominations

Our Board, as a whole and through our Nominating & Governance Committee, is responsible for identifying, evaluating, recommending and selecting nominees to serve as directors on our Board.

Board Membership Criteria

In considering director candidates, the Nominating & Governance Committee and the Board consider the business and non‑business backgrounds of prospective candidates and the evolving needs of the Board.  Under the Nominating & Governance Committee charter, the following criteria, among others, are considered by the committee when determining whether to recommend a director candidate:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer of a publicly held company;
•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	academic expertise in an area of our operations; and
•	practical and mature business judgment.

In evaluating potential candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate’s credentials, both as a whole and in the context of these membership criteria.  With respect to the nomination of continuing directors for re‑election, an individual’s past contributions to the Board are also considered.  Although we do not have a formal policy with respect to Board diversity, we believe a diverse Board encourages new ideas, expands the knowledge base available to management and fosters a boardroom culture that promotes innovation and constructive deliberation.  As a result, the Nominating & Governance Committee and the Board strive to assemble a Board of Directors that brings a variety of perspectives, skills, expertise and business understanding and judgment, derived from a broad range of business, professional, governmental, community involvement and industry experience.  All of the director nominees standing for election to at the Annual Meeting have been recommended as nominees by our Nominating & Governance Committee.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating & Governance Committee and the Board may consider these factors and any such other factors as deemed appropriate and in the best interests of our Company and our stockholders.  The Nominating & Governance Committee and the Board do, however, recognize that applicable Nasdaq rules require at least one member of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board of Directors must be independent directors under Nasdaq rules or the standards of any other applicable self‑regulatory organization, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise standards under applicable Nasdaq and SEC rules.  The Nominating & Governance Committee and the Board also obtain a completed questionnaire from any prospective director candidate and may, at their discretion, conduct interviews and background and reference checks to review the activities and associations of each prospective director candidate and ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board.

Process for Identifying Director Nominees

Our Nominating & Governance Committee is responsible for identifying individuals qualified to become directors of our Company and recommending these candidates to our Board for nomination or appointment.  The Nominating & Governance Committee begins its annual process for identifying director candidates at an appropriate time before each meeting of stockholders at which directors are to be elected.  The Nominating & Governance Committee typically starts this process by evaluating the current members of our Board willing to continue to serve.  Current members of our Board with skills and experience that are relevant and valuable to our business and who have demonstrated past contributions to the Board and are willing to continue in service are considered for re‑nomination, balancing the value of continuity of service by existing Board members with the value of obtaining new perspectives.  If any member of our Board is not to stand for re‑election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee may seek to identify a new nominee in light of the criteria and other factors described above.  In such cases, all of the members of our Board are polled for suggestions as to potential new directors, and other sources may also be explored, which could include engaging, as appropriate, a third‑party search firm to assist in identifying qualified candidates.  The Board then selects its slate of director nominees to stand for election at each annual meeting of stockholders based on its determination, relying on the recommendation of and other information provided by the Nominating & Governance Committee as it deems appropriate, of the suitability of all potential director candidates to serve as directors on our Board.

The Nominating & Governance Committee may also identify, evaluate and consider potential director candidates at any time during the year, which candidates, if recommended to and approved by the Board, may be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at the next annual meeting of our stockholders.  These candidates may come to the attention of the Nominating & Governance Committee from a variety of sources, such as current members of the Board, executive officers, professional search firms or others, including our stockholders as described below.

Stockholder Recommendations of Director Candidates

In accordance with its charter, our Nominating & Governance Committee is responsible for developing and monitoring a policy regarding the consideration of director candidates recommended by our stockholders.  As a result, it is the policy of the Nominating & Governance Committee to consider and evaluate director candidates that are properly submitted by our stockholders in the same manner and based on the same criteria and qualifications as other prospective director candidates.  Any such submission should be made in writing to our Corporate Secretary at the address of our principal executive offices, and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references.  The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.  We may also request that any proposed director candidate and any stockholder proposing a director candidate furnish us with such other information as may reasonably be required for our Nominating & Governance Committee to determine the eligibility of the candidate to serve as a director of our Company.  Any stockholder-recommended candidate that is selected by our Nominating &Governance Committee would be recommended as a director nominee to the Board, which would then give the candidate the same consideration as is given to all other prospective director candidates.  If approved by the Board, the stockholder-recommended candidate would be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at the next annual meeting of our stockholders.

Stockholder Nominations of Directors

Our Bylaws provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of

Directors at the annual meeting.  These notice requirements provide that any stockholder nomination of a director must be submitted in a written notice delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election.  See “Stockholder Director Nominations and Other Proposals for 2019 Annual Meeting of Stockholders” below for information about these time periods in connection with our 2019 annual meeting of stockholders.  The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its director nominee(s); the principal occupation or employment of the director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its director nominee(s); and any other information relating to the director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act.  A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee(s) at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee(s) included in our proxy materials for the annual meeting unless an SEC rule requires that we include the director nominee in our proxy materials.  Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws, a copy of which is contained in the filings we make with the SEC available on our website at www.cherokeeglobalbrands.com and on the SEC’s website at www.sec.gov.

Stockholder Communications with the Board

The Board of Directors has not adopted a formal process for stockholders to send communications directly to the Board or to any specific director.  However, stockholders may send such communications to our Corporate Secretary at the address of our principal executive offices, who will forward all such communications to the Board or any identified individual director(s) unless the communication is deemed to be, in the Corporate Secretary’s discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration.  Additionally, any stockholder or employee may submit to the Audit Committee at any time a complaint or concern regarding any questionable accounting, internal accounting controls or auditing matters concerning our Company by writing to our Audit Committee Chair at the address of our principal executive offices or by submitting a notice via our online whistleblower system at https://cherokee.alertline.com/gcs/welcome.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all other employees (including our principal executive, financial and accounting officers and controller or persons performing similar functions).  This code satisfies applicable requirements under the Sarbanes‑Oxley Act of 2002 and Nasdaq and SEC rules.  A copy of the code is contained in the filings we make with the SEC, which are available on our website at www.cherokeeglobalbrands.com or on the SEC’s website at www.sec.gov.  We intend to disclose on our website any amendments to or waivers from the code, to the extent required by applicable law or Nasdaq or SEC rules.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, nor has any of them served at any time in Fiscal 2018, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Messrs. Ravich and Tworecke served as members of the Compensation Committee during all of Fiscal 2018, and Ms. Baiocchi,  Ms. Engel and Mr. Ewing each served as a member of the Compensation Committee for a portion of Fiscal 2018.  No such person is or has in the past been an officer or employee of our Company or any of our subsidiaries or has or had any relationship requiring disclosure under “Certain Relationships and Related Party Transactions” below pursuant to applicable SEC rules, except as follows:

On December 7, 2016, in connection with our acquisition of the Hi-Tec portfolio of footwear brands, we obtained an unsecured receivables funding loan of $5.0 million from Mr. Ravich (the “Ravich Loan”).  We used the Ravich Loan proceeds to fund a portion of the purchase price for the Hi-Tec portfolio of footwear brands.  The Ravich Loan bore interest at a rate of 9.5% per annum and was subject to a fee equal to 2.5% of the principal amount of the loan, which was paid upon funding.  We repaid $3.5 million in principal amount of the Ravich Loan from operating cash flows in the fourth quarter of Fiscal 2017 and the first quarter of Fiscal 2018, and the remaining $1.5 million in principal amount outstanding was converted to a participating interest in the term loan under our credit facility with Cerberus Business Finance, LLC (“Cerberus”), as described below, in the fourth quarter of Fiscal 2018.  We also paid an aggregate of $0.2 million in interest payments under the Ravich Loan in Fiscal 2018.  As of the end of Fiscal 2018, all amounts owed under the Ravich Loan had been repaid or converted to a participation interest in the Cerberus credit facility and the promissory note evidencing the loan had been terminated and cancelled.

On August 11, 2017, we issued and sold 947,870 shares of our common stock to several investors, including Mr. Ravich, in a private placement financing (the “Private Placement”), as required by an amendment to our outstanding credit facility with Cerberus.  The shares were sold for $4.22 per share and resulted in net cash proceeds to us of approximately $3.9 million.  In connection with the Private Placement, and in consideration for certain equity commitments provided by certain investors in the Private Placement, including Mr. Ravich (although any obligation we had to call these equity commitments was eliminated with a subsequent amendment to the Cerberus credit facility), we issued warrants to such investors to purchase an aggregate of 326,695 shares of our common stock at an exercise price of $4.22 per share, which are exercisable from March 5, 2018 to August 17, 2024, can be exercised in cash or on a “cashless” basis, and are subject to customary adjustments in the event of stock dividends, stock splits, mergers, reclassifications or similar transactions. Mr. Ravich’s participation in the Private Placement consisted of his purchase of 473,934 shares of common stock for $2.0 million, and our issuance of warrants to purchase 237,834 shares of our common stock.

On December 7, 2017, certain investors, including Mr. Ravich, acquired from Cerberus an aggregate of $11.5 million of junior participation interests in the term loan under our outstanding credit facility with Cerberus (the “Junior Participation Purchases”), as required by an amendment to the credit facility.  The Cerberus credit facility expires in December 2021, bears interest based either on LIBOR or an alternate base rate plus a margin (with a weighted-average interest rate at February 3, 2018 of 11.0%), and is secured by substantially all of our assets and guaranteed by our subsidiaries.  In connection with the Junior Participation Purchases and as an inducement therefor,  we issued warrants to such investors to purchase an aggregate of 511,111 shares of our common stock at an exercise price of $2.25 per share, which are exercisable from December 7, 2017 to December 7, 2024, can be exercised in cash or on a “cashless” basis, and are subject to customary adjustments in the event of stock dividends, stock splits, mergers, reclassifications or similar transactions.  Mr. Ravich’s participation in the Junior Participation Purchases consisted of his purchase of a $4.4 million junior participation interest and our issuance of warrants to purchase 195,556 shares of our common stock, and we paid an aggregate of $45,220 in interest payments to Mr. Ravich under his junior participation interest in Fiscal 2018.

EXECUTIVE OFFICERS

The following table shows, for each of our current executive officers except for Henry Stupp, whose information is set forth under Proposal 1 above, his name; age as of April 30, 2018; business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; and the period during which he has served as an executive officer of our Company.  We have entered into employment or offer letter agreements with each of our executive officers, which are described under “Executive Compensation—Employment and Separation Agreements” below, that establish, among other things, each executive officer’s term of office.  There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company.

Name, Age and Positions with Our Company	Business Experience and Principal Occupation
Howard Siegel, 63 President, Chief Operating Officer and Secretary

Mr. Siegel has been employed by us since January 1996, starting as Vice President of Operations and Administration, becoming President and Chief Operating Officer in January 2010.  Prior to January 1996, Mr. Siegel had a long tenure in the apparel business industry working as a senior executive for Federated Department stores and Carter Hawley Hale Broadway stores. Mr. Siegel attended the University of Florida where he received his Bachelor of Science degree.

Steven Brink, 56 Chief Financial Officer

Mr. Brink joined us in January 2018.  Prior to joining us, he served from 2008 until 2016 as Chief Financial Officer, Chief Operating Officer, and Executive Vice President of NYDJ Apparel, LLC, a women’s apparel company. Mr. Brink also served from 1996 until 2007 as Chief Financial Officer and Treasurer of Quiksilver Inc., an international apparel company, and was a Senior Manager in the TRADE Group of Deloitte & Touche, LLP where he was employed from 1985 until 1996. Mr. Brink is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a member of the California Society of Certified Public Accountants, and holds a B.S. degree in Business Administration from California State University at Los Angeles.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains our policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of the following individuals, which we refer to collectively as our “Named Executive Officers”:

•	each person serving at any time during Fiscal 2018 as our Chief Executive Officer (Henry Stupp);
•

each person serving at any time during Fiscal 2018 as our Chief Financial Officer (consisting of our current Chief Financial Officer, Steven Brink, who was appointed to such position on January 3, 2018, and our former Chief Financial Officer, Jason Boling, who resigned from such position effective January 2, 2018); and

•	our only other executive officer serving as such at any time during Fiscal 2018 (our Chief Operating Officer, Howard Siegel).

Compensation Policies and Philosophy

The Compensation Committee establishes and oversees the design and administration of our executive compensation programs.  The primary objectives of our executive compensation programs are to:

•	encourage high performance;
•	attract and retain highly qualified and motivated executive officers;
•	align the interests of our executive officers with the interest of our stockholders; and
•	promote accountability.

To achieve these objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance‑oriented and designed to link our strategic business goals, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executives, including the Named Executive Officers, while also providing competitive guaranteed compensation and opportunities for rewards that attract and retain top‑quality and experienced executives.  Our compensation programs seek to accomplish these objectives by using a combination of base salary, performance‑based and discretionary cash bonuses, equity compensation, change in control and post‑termination severance benefits and other benefits generally available to all of our employees.  The appropriate mix and levels of these compensation components are determined by our Compensation Committee each year based on the performance of each executive and our Company, within the context of our compensation philosophy and objectives.  The Compensation Committee evaluates and determines the performance of each of our Named Executive Officers considering the following factors, among others as it deems appropriate in its discretion: the executive’s ability to perform assigned tasks; the executive’s knowledge of his or her responsibilities; the executive’s ability to work with others toward the achievement of our Company-wide goals; and internal pay equity among our Named Executive Officers.  The Compensation Committee also evaluates corporate performance by considering factors such as our Company’s performance relative to the business environment and our competitors and our Company’s success in meeting our business and financial objectives.

Process for Establishing Executive Compensation

The Compensation Committee determines Named Executive Officer compensation by drawing on its experience and judgment in establishing compensation programs and pay levels that it believes are appropriately rewarding to our Named Executive Officers, are responsible for a company in our stage of growth, and otherwise satisfy the principle objectives of our compensation policies and philosophy.  The Compensation Committee may rely on objective metrics or its subjective evaluations in evaluating individual and corporate performance and establishing executive compensation mix, types and levels.  The Compensation Committee’s practice is to establish the annual compensation packages for each of our Named Executive Officers in the beginning of each fiscal year, typically in our first fiscal quarter in connection with annual performance reviews related to the prior fiscal year. Performing this process after the end of the prior fiscal year allows the Compensation Committee to incorporate data on our Company’s performance during the prior year into its analysis and to conduct an assessment of each executive’s contributions to our overall performance.  The Compensation Committee then compiles this information to establish annual base compensation and performance‑related incentives and make adjustments to long‑range compensation incentives as it deems appropriate.

Compensation Peer Group

In the third quarter of Fiscal 2017, the Compensation Committee engaged Radford Consulting (“Radford”) to review and assess the Company’s executive and director compensation programs within the context of the competitive market, including assisting in establishing an appropriate group of selected peer companies and comparing our executive and director compensation programs with these peer companies.  Selecting a group of our peer companies can be challenging for many reasons, including our relatively small market cap, our relatively low revenues, the limited number of employees we employ and our strategic plan to grow our business.  In selecting our peer companies for compensation purposes, the Compensation Committee generally sought to identify companies that were similar to us across one or more key metrics and that, in the Compensation Committee’s view, compete with us for talent.  As a result, with the assistance of Radford and with input from management, the Compensation Committee developed a group of peer companies consisting of U.S.-based, stand-alone, publicly traded companies that, at the time, operated in our industry or with a similar business model and were comparable to us with respect to one or more identified factors, including market capitalization, annual revenues, net income and number of employees, among others.  Based on this assessment, the Compensation Committee selected the following companies as our peer companies for compensation purposes, which we refer to collectively as the “Compensation Peer Group”:

Differential Brands Group	Perry Ellis International	Vera Bradley
Iconix Brand Group	Sequential Brands Group	Vince Holding Corp.
Lakeland Industries	Tilly’s	Xcel Brands
Oxford Industries	Tumi Holdings	Zumiez

The Compensation Committee referenced information about the executive compensation practices of the Compensation Peer Group in setting base compensation packages for our Named Executive Officers for Fiscal 2018  (as well as to inform compensation decisions about bonus levels and other awards for performance in Fiscal 2017).  The Compensation Committee used data about the Compensation Peer Group to serve as market reference points for a variety of compensation features, including the level of overall compensation and each compensation component, optimum pay mix and the relative competitive landscape of our executive compensation programs.  In using this data, the Compensation Committee did not strive to benchmark any individual compensation component or total compensation levels to be at any specific percentile relative to the market, because the Compensation Committee believes benchmarking may not always be the most appropriate tool for setting compensation due to the aspects of our business and objectives that may be unique to us.  Rather, the Compensation Committee used the information about the Compensation Peer Group for general compensation comparison purposes, with the goal of setting Fiscal 2018 compensation levels that it believes are commensurate with our Company’s scope and performance and the individual performance of each of our Named Executive Officers.

In determining executive compensation packages for Fiscal 2019, the Compensation Committee desired to maintain compensation levels and structure that are substantially consistent with those of Fiscal 2018, as described herein.  The Compensation Committee did not further reference the Compensation Peer Group to establish base compensation packages for our Named Executive Officers for Fiscal 2019, but rather incorporated the executive compensation decisions from our programs for Fiscal 2018 and made adjustments as it deemed appropriate based on the factors described above.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

For compensation paid to each Named Executive Officer other than the Chief Executive Officer, our Chief Executive Officer reviews, on an annual basis, the performance of each such executive officer, as well as the compensation paid to each executive officer for the prior fiscal year. Following this review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to each Named Executive Officer (other than himself) for the next fiscal year, including recommended salary levels, bonuses and equity awards, as applicable; however, the Chief Executive Officer is not involved in discussions about or the determination of any aspect of his own compensation.  The Compensation Committee then approves executive compensation packages that it considers appropriate based on its own assessment of factors it deems relevant, and it may take into account the Chief Executive Officer’s recommendations and any other information in its discretion.

Our Chief Executive Officer participates in meetings of the Compensation Committee at the Compensation Committee’s request, other than during executive sessions or when our Chief Executive Officer’s own compensation is under discussion, to provide:

•	background information about our strategic objectives;
•	his evaluation of the performance of executive officers (other than himself); and
•	compensation recommendations for executive officers (other than himself).

In addition, our Chief Financial Officer often prepares information for the meetings of the Compensation Committee, including information about our financial performance, and our President and Chief Operating Officer and our Chief Financial Officer participate in Compensation Committee meetings at the Compensation Committee’s request, other than during executive sessions or when the compensation of these executive officers is under discussion.

Our Chief Executive Officer and our other executive officers also play a significant role in the compensation‑setting process for our non-executive employees, by:

•	evaluating employee performance;
•	recommending business performance targets and establishing objectives; and
•	recommending salary levels, bonuses and equity awards.

Role of Compensation Consultant

As described above, the Compensation Committee engaged Radford in the third quarter of 2016 to conduct a full review and assessment of the Company’s executive and director compensation programs within the context of the competitive market.  Radford was engaged by and reports solely to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of the engagement.  Radford did not provide any services to the Company in Fiscal 2017 or Fiscal 2018 other than these executive compensation consulting services provided to the Compensation Committee.  Before engaging Radford, the Compensation Committee determined that Radford is independent, after taking into account the independence factors set forth in applicable Nasdaq and SEC rules.

Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at our 2011 and our 2017 annual meeting of stockholders, our stockholders currently have the opportunity to cast a non-binding, advisory vote on our executive compensation once every year. At our 2017 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 99% of the votes cast on the proposal at the meeting (excluding abstentions and broker non-votes in the numerator and the denominator of the percentage calculation).  The Compensation Committee believes this approval affirmed stockholders’ support of our approach to executive compensation, and therefore the Compensation Committee did not seek to significantly change our compensation policies, philosophy, structure or levels in Fiscal 2018 or Fiscal 2019.  The Compensation Committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our Named Executive Officers and in respect of our compensation programs generally.

Components of Compensation

The compensation of our Named Executive Officers consists of four principal components, including base salary, performance‑based and discretionary cash bonuses, equity compensation and change in control and post‑termination severance benefits, and also includes certain other benefits that are generally available to all of our employees.  The Compensation Committee views each Named Executive Officer’s compensation holistically as a package, such that a decision to deliver a higher discretionary cash bonus could result in a consequent decision to grant the Named Executive Officer fewer equity awards.  The Compensation Committee sets the mix and levels of these compensation components with the goal of providing appropriate short‑term and long‑term cash and non‑cash compensation to be competitive with companies with which we compete for talent and achieve the other primary objectives of our compensation programs described above, but the Compensation Committee has not adopted any formal policies or programs regarding the allocation of total compensation among long-term, currently paid out, cash, non-cash or different forms or non-cash compensation; rather, in determining these allocations, the Compensation Committee relies on its judgment and its assessment of the factors described above at the time of each determination, on a case-by-case and year-by-year basis.

Base Salary

We provide base salaries to recognize the experience, skills, knowledge and responsibilities of our Named Executive Officers, reward individual performance, reward an executive’s contribution to our overall business performance and success in meeting our business and financial objectives, and provide an appropriate retention incentive.  The Compensation Committee conducts an annual review of the base salary for each Named Executive Officer, which includes a review of the recommendations of our Chief Executive Officer regarding salary levels for executives other than himself.  In considering the base salary of each Named Executive Officer, the Compensation Committee considers the individual and corporate performance factors described above, in addition to other qualitative and quantitative factors it may deem relevant, including, for Fiscal 2018, the base salary levels for similar executives of the Compensation Peer Group and other information provided by Radford.  Typically, a Named Executive Officer’s base salary is increased with additional job responsibility or in light of other factors, but is not intended to be the primary compensation method to reward past performance or incentivize future performance.

Based on these factors, the Compensation Committee determined to maintain Fiscal 2018 and Fiscal 2019 base salaries for our Named Executive Officers at their Fiscal 2017 levels, except that Mr. Stupp agreed to forego a portion of his base salary for part of Fiscal 2018 and for all of Fiscal 2019, in an amount equal to a 10% reduction of his annual base salary beginning on October 31, 2017, in lieu of equity compensation in the form of a one-time stock award described under “Equity Compensation—Fiscal 2018 Equity Awards” below. Mr. Stupp agreed to forego these salary amounts in order to help reduce our cash expenditures and improve our liquidity.

The base salaries received by our Named Executive Officers for Fiscal 2017, Fiscal 2018 and Fiscal 2019 are as follows:

Name and Title	Fiscal 2017 ($)	Fiscal 2018 ($)	Fiscal 2019 ($)
Henry Stupp, Chief Executive Officer(1)	750,000	732,700	675,000
Howard Siegel, President, Chief Operating Officer and Corporate Secretary	425,000	425,000	425,000
Steven Brink, Chief Financial Officer(2)	—	30,770	400,000
Jason Boling, Former Chief Financial Officer(2)	300,000	300,000	—

(1)

The Fiscal 2018 and Fiscal 2019 base salary amounts reflect Mr. Stupp’s agreement to forego a portion of his base salary by reducing the amount of his annual base salary by 10%,  from $750,000 to $675,000, beginning on October 31, 2017 and continuing until February 2, 2019 (at which time Mr. Stupp’s base salary will revert to the prior annual amount of $750,000).

(2)

Mr. Boling resigned as our Chief Financial Officer effective January 2, 2018 and resigned from his employment with us effective January 31, 2018, and Mr. Brink was appointed as our Chief Financial Officer effective January 3, 2018.  As a result, Mr. Brink earned a pro-rated portion of his base salary for Fiscal 2018 based on his term of service during such fiscal year.

Cash Bonuses

We periodically pay cash bonuses to Named Executive Officers at the discretion of the Compensation Committee based on the Compensation Committee’s evaluation of performance against various corporate and individual goals and objectives and pursuant to a performance‑based cash bonus plan.  In each case, this element of compensation is designed to motivate the Named Executive Officers to meet the business and financial objectives of our Company.

Fiscal 2018 Performance Bonus

Pursuant to the terms of Messrs. Stupp’s, Siegel’s  and Brink’s  employment agreements with us, which are described under “Executive Compensation—Employment and Separation Agreements” below (and, before his resignation, pursuant to the Compensation Committee’s prior determination to also apply the applicable terms to Mr. Boling), each of our Named Executive Officers is eligible to receive a cash performance‑based bonus (the “Performance Bonus”) based on the level of achievement of our adjusted EBITDA (which is a financial measure that is not defined under or prepared in conformity with accounting principles generally accepted in the United States of America, and which we define, for purposes of the Performance Bonus only and which definition differs from the definition of this measure used by management for other purposes, as net (loss) income before the effects of interest expense, interest income and other income, provision for income taxes, depreciation and amortization, and inclusive of any amounts payable as Performance Bonus) for each fiscal year, relative to the adjusted EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted adjusted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events).  The Compensation Committee determined to base the achievement of the Performance Bonus on our adjusted EBITDA because this metric provides a basis for measuring our operating performance and profitability without regard to the impact of our capital structure, the effect of operating in different tax jurisdictions and the impact of our asset base.

The amount of the Performance Bonus for each of our Named Executive Officers is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement); (ii) for each of Messrs. Siegel and Boling, 30% of his then‑current base salary at 100% achievement, with a minimum bonus of 20% of his then‑current base salary at 80% achievement and a maximum bonus of 40% of his then‑current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement); and (iii) for Mr. Brink, $127,500 at 100% achievement, with a minimum bonus of $85,000 at 80% achievement and a maximum bonus of $170,000 at 120%

achievement (with linear interpolation between 80% and 120% achievement).  If our adjusted EBITDA for a fiscal year is less than 80% of the adjusted EBITDA target included in the budget approved by the Board for the fiscal year (and taking into account any Board approved adjustments to the budgeted adjusted EBITDA as described above), then none of Messrs. Stupp, Siegel and Boling are entitled to any Performance Bonus for that fiscal year.

For Fiscal 2018,  Mr. Brink was not eligible to receive a Performance Bonus due to the timing of his appointment as our Chief Financial Officer, and Mr. Boling was not eligible to receive a Performance Bonus due to his resignation before the end of the fiscal year. For purposes of the Performance Bonus for Messrs. Stupp and Siegel, our adjusted EBITDA was approximately $3.9 million for Fiscal 2018, which was less than 80% of the adjusted EBITDA target the Compensation Committee had established for this period.  As a result, none of our Named Executive Officers was awarded a Performance Bonus for Fiscal 2018.

Fiscal 2018 Discretionary Cash Bonus

The decision as to whether or not discretionary cash bonuses will be paid and the amount and timing of such bonuses is generally based on the profitability and performance of our Company and other factors the Compensation Committee may deem relevant, including each Named Executive Officer’s individual performance, qualifications, duties and responsibilities; internal pay equity factors; and, with respect to Mr. Stupp and, for Fiscal 2019, Mr. Brink,  their eligibility to receive cash bonuses as set forth in their respective employment agreements with us, as described under “Executive Compensation—Employment and Separation Agreements” below.

For Fiscal 2018, the Compensation Committee did not pre‑establish or communicate to executives any specific performance targets for discretionary cash bonuses.  The Compensation Committee determined not to pay any of our Named Executive Officers a discretionary cash bonus for performance in Fiscal 2018, based in part on certain special cash bonuses awarded to Messrs. Stupp, Siegel and Boling at the end of Fiscal 2017 (in the amount of $160,000, $80,000 and $80,000, respectively), which were awarded in recognition of significant efforts in the completion of our acquisition of the Hi-Tec portfolio of footwear brands.

Equity Compensation

One of the goals of our executive compensation programs is to motivate long-term performance by aligning the interests of our executives with those of our stockholders.  The Compensation Committee believes the use of equity awards offers the best approach for achieving this goal, and has established our equity compensation plans in order to provide certain employees, including our Named Executive Officers, an opportunity to participate in the ownership of our Company.  In general, the Compensation Committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our Named Executive Officers appropriately align the interests of our Named Executive Officers with those of our stockholders and are sufficient to retain, motivate and adequately reward our executives on a long-term basis.

We currently maintain one equity compensation plan, the 2013 Plan, which initially became effective following its approval by our stockholders on July 16, 2013 and which was amended and restated upon approval by our stockholders on June 6, 2016.  The 2013 Plan serves as the successor to the 2006 Incentive Award Plan (the “Predecessor Plan”), which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding).  For more information about the 2013 Plan and the Predecessor Plan, see “Equity Compensation Plans” below.

Types of Awards

We have historically granted our Named Executive Officers the following three types of equity awards under our equity compensation plans, all pursuant to award agreements under the applicable plan:

Stock Options.  Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share.  Stock option awards granted to our Named Executive Officers are granted under our equity compensation plans with exercise prices equal to or above the market price of our common stock on the date of grant, and generally vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances.  Since stock option awards have value only if the price of our common stock increases over the exercise price, the Compensation Committee that stock option awards provide incentives to build stockholder value and thereby align the interests of our Named Executive Officers with those of our stockholders.  The Compensation Committee also believes these awards, which may vest over a period of two or more years,  have important retention value.

RSUs.  Restricted stock units (“RSUs”) are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated time‑based vesting criteria.  RSUs granted to our Named Executive Officers are granted under our equity compensation plans, and generally vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances.  Because RSUs generally do not require the payment of an exercise price or the satisfaction of other performance criteria in order to vest, the Compensation Committee believes these awards provide greater certainty of delivering value to our Named Executive Officers, which may be desired in order to reward our Named Executive Officers for achievement of individual or corporate strategic objectives or otherwise strong performance or in light of other factors deemed relevant, such as the terms of other outstanding equity awards or the specific reasons for granting any particular equity award, while still incentivizing long‑term performance and providing long‑term retention benefits by delivering value aligned with our stock performance over a three‑year vesting period.

Performance Stock Units.  Performance stock units are a type of RSU that vest in up to three annual installments based on the achievement of a stock price target each year. Each stock price target is calculated using the closing price of our common stock on the last day of the fiscal year preceding the grant date of the award and adding 10% growth per year, and is measured at the end of each fiscal year in which the award is outstanding.  In order to achieve the applicable stock price target, the average of all closing prices during the January preceding the applicable fiscal year‑end must meet or exceed the stock price target.  If a stock price target is met, one‑third of the shares subject to the award vest, and if a stock price target for either of the first two years in which an award is outstanding is not met, the portion of the award that would have vested would “roll over” and vest if the stock price target for the following fiscal year(s) in which the award remains outstanding are met, subject in all cases to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances.  The Compensation Committee believes this type of award design has several benefits, including, among others, that the awards have a strong performance orientation in that they generally do not vest unless one or more stock price targets are achieved; the awards align the Named Executive Officers’ interests with those of our stockholders, since the awards only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the grant date of the award; the stock price targets are objective, measurable, straightforward, and difficult to manipulate; the awards are only earned following a sustained stock price increase, minimizing the possibility of vesting upon a short‑term stock price spike; and there is no exercise price associated with the awards, so they could have more value delivery potential with less associated dilution than some other types of equity awards.

Award Timing, Mix and Levels

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers a variety of factors, including the responsibilities and seniority of each Named Executive Officer, the contribution the Named Executive Officer is expected to make in the coming years and has made in the past, and the size and terms of prior equity awards granted to the Named Executive Officer.  The Compensation Committee generally grants equity awards for Named Executive Officers (other than the Chief Executive Officer) and other employees based on recommendations from the Chief Executive Officer made in connection with annual performance reviews.  Decisions regarding these equity awards are typically made at the Compensation Committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined.  However, the Compensation Committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or other events or circumstances.

Fiscal 2018 Equity Awards

In Fiscal 2018, the Compensation Committee granted the following equity awards to certain of our Named Executive Officers:

Chief Executive Officer One-Time Stock Award.  On October 30, 2017, the Compensation Committee approved the grant to Mr. Stupp of a one-time stock award pursuant to the 2013 Plan, under which he received 42,134 shares of our common stock that were fully vested on the date of grant.  This one-time award was granted in connection with Mr. Stupp’s agreement to forego a portion of his base salary and in lieu of the foregone salary amounts, as described under “—Base Salary” above, with the number of shares subject to the award determined based on the total value of the foregone salary (equal to $93,750, based on a 10% reduction of his annual base salary, from $750,000 to $675,000, in effect from October 31, 2017 until February 2, 2019) divided by the closing sale price of our common stock on the date of grant.  The Compensation Committee determined to grant this one-time stock award to Mr. Stupp in recognition of his agreement to forego these salary amounts to help reduce our cash expenditures and improve our liquidity, and to enhance his performance-based incentives and the alignment of his interests with those of our stockholders.

Chief Financial Officer Inducement Option Award.  In connection with his appointment as our Chief Financial Officer, the Compensation Committee approved the grant to Mr. Brink of a stock option award pursuant to the 2013 Plan, under which he has the option to purchase up to 50,000 shares of our common stock at an exercise price of $1.95 per share, subject to vesting in equal annual installments over three years beginning on the one-year anniversary of the date of grant (subject to Mr. Brink’s continued service through each vesting date and accelerated vesting under certain circumstances) and expiration 10 years after the date of grant.  The Compensation Committee determined to grant this award to Mr. Brink as an inducement material to his entering into employment with our Company, and also to begin to establish long-term performance incentives, retention value, and alignment of interests with our stockholders for Mr. Brink as our new Chief Financial Officer.

Except as described above, the Compensation Committee determined not to grant our Named Executive Officers equity awards for performance in Fiscal 2018, based in part on certain special transaction awards granted to Messrs. Stupp, Siegel and Boling at the end of Fiscal 2017 (consisting of stock options to purchase 50,000, 30,000 and 20,000 shares of our common stock, respectively, with an exercise price of $11.20 per share, a contractual term of 3.5 years, and vesting in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances), which were granted in recognition of significant efforts in the completion of our acquisition of the Hi-Tec portfolio of footwear brands.

Fiscal 2018 Equity Award Forfeitures

In the fourth quarter of Fiscal 2018, Messrs. Stupp and Siegel voluntarily elected, for no promise of future awards or other consideration, to forfeit certain of their then-outstanding stock option awards because the exercise prices of the awards were substantially higher than the market price of our common stock.  The awards that were forfeited are shown in the table below.  Following the forfeitures, the shares of our common stock subject to the forfeited awards  were added to the number of shares reserved and available for future awards that may be granted under the 2013 Plan.

	Forfeited Stock Option Awards
			Number of
			Shares	Option
		Option	Underlying	Exercise
	Grant	Expiration	Options	Price
Name	Date	Date	(#)(1)	($)
Henry Stupp	6/18/2012	6/18/2019	30,001	13.06
	5/9/2014	5/9/2021	75,000	13.54
	6/8/2015	6/8/2022	60,000	22.94
	12/14/2016	6/14/2020	50,000	11.20
Howard Siegel	3/23/2011	3/23/2018	100,000	17.21
	6/18/2012	6/18/2019	60,000	13.06
	5/9/2014	5/9/2021	30,000	13.54
	6/8/2015	6/8/2022	55,000	22.94
	12/14/2016	6/14/2020	30,000	11.20

(1)

Of the shares subject to the forfeited stock option awards, (a) for Mr. Stupp, an aggregate of 161,668 were fully vested and exercisable as of the date of forfeiture, and (b) for Mr. Siegel, an aggregate of 236,666 were fully vested and exercisable as of the date of forfeiture.

Change in Control and Post‑Termination Severance Benefits

The employment agreements for all of our Named Executive Officers provide them certain benefits if their employment is terminated under specified conditions, including a termination in connection with a change in control of our Company.  The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our Named Executive Officers with those of our stockholders.  In addition, in connection with his voluntary resignation in Fiscal 2018, we entered into a separation agreement with Mr. Boling that provides for certain specified severance benefits following the resignation, including certain cash amounts for continued salary and medical insurance premiums, eligibility to receive certain additional cash payments in the event of our recovery of a  minimum amount from the post-closing working capital adjustments related to our acquisition of the Hi-Tec portfolio of footwear brands, and the extension of the exercise period for certain of Mr. Boling’s outstanding equity awards.  The Compensation Committee determined the amount and type of severance benefits we agreed to pay under the separation agreement was appropriate in recognition of Mr. Boling’s tenure with the Company, his contributions to the development and growth of the Company over this tenure, and his agreement to deliver a release of claims in favor of the Company.  The specific details and amounts of these benefits provided for in each Named Executive Officer’s employment agreement, or for Mr. Boling, his separation agreement, are described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

Other Benefits

We provide broad‑based benefits that are generally available to all of our employees, including health and dental insurance, life and disability insurance and a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code.  Participants in this 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits and may select from a variety of investment options, which do not include our common stock.  Under this 401(k) plan, we provide a matching contribution of up to 4% of each participant’s salary per year. In addition, we annually review the perquisites that senior executives receive, and the Named Executive Officers are generally entitled to the same perquisites that are available to all of our other employees.

Deductibility of Executive Compensation

In designing our compensation programs, the Compensation Committee takes into account the financial impact and tax effects that each element of compensation will or may have on our Company and our Named Executive Officers.  Before December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) generally prohibited us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeded $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders.  As a result, we believe the stock option, RSU and performance stock unit awards we have granted to our Named Executive Officers under the 2013 Plan, the Predecessor Plan and our other historical equity compensation plans before the impact of the TCJA have qualified as performance-based compensation under Section 162(m); however, there is no guarantee that such equity awards, or any other performance-based compensation paid to our Named Executive Officers, qualify as such.  Under the TCJA, the exception for performance-based compensation under Section 162(m) has been repealed, and the $1,000,000 limit on tax deductions in a tax year generally applies to anyone serving as our chief executive officer or our chief financial officer at any time during a taxable year, as well as our top three other highest-compensated executive officers serving at fiscal year-end.  These changes generally apply to taxable years beginning after December 31, 2017, but generally do not apply to remuneration provided pursuant to a binding written contract in effect on November 2, 2017 that is not modified in any material respect after that date.  The Compensation Committee will continue to monitor developments under the TCJA, and will continue to consider steps that might be in our best interests to comply with Section 162(m), including with respect to the impact from the TCJA.  It is the Compensation Committee’s present intention to seek to structure executive compensation so that it will be deductible to the maximum extent permitted by applicable law, but we reserve the discretion to pay compensation to our Named Executive Officers that may not be deductible if we determine that paying such compensation is in the best interests of our Company and our stockholders.

Employment and Separation Agreements

We have entered into an employment agreement with each of our Named Executive Officers that sets forth the terms of his compensation arrangements as described in this Compensation Discussion and Analysis,  as well as certain other terms of his employment with us.  The Compensation Committee determined to enter into employment agreements with each of our Named Executive Officers in light of various factors, including their respective levels of responsibility; the retention value of the agreements; and internal pay equity factors.  We also entered into a separation agreement with Mr. Boling in connection with his voluntary resignation in Fiscal 2018, which sets forth the terms of his severance compensation received following the resignation and certain other matters.  The terms of each of these agreements are described under “Executive Compensation—Employment and Separation Agreements” below.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee, have reviewed and discussed with management the disclosure under “Compensation Discussion and Analysis” above.  Based on this review and discussion, we recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Frank Tworecke,  Chair

Carol Baiocchi

Susan E. Engel

Jess Ravich

This compensation committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act. This compensation committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for Fiscal 2018, Fiscal 2017 and Fiscal 2016:

						Non-Equity
				Stock	Option	Incentive Plan	All Other	Total
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)
Henry Stupp	2018	750,000	—	76,440	—	—	67,010	893,450
Chief Executive	2017	750,000	160,000	103,065	184,600	—	54,250	1,251,915
Officer	2016	750,000	—	1,147,000	383,288	155,250	59,036	2,494,574
Howard Siegel	2018	425,000	—	—	—	—	43,722	468,722
President, Chief	2017	425,000	80,000	61,840	110,760	—	47,324	724,924
Operating Officer & Secretary	2016	425,000	—	458,800	351,347	99,000	44,631	1,378,778
Steven Brink(6)	2018	30,770	—	—	49,637	—	1,857	82,264
Chief Financial
Officer
Jason Boling(6)	2018	300,000	—	—	16,000	—	350,898	666,898
Former Chief	2017	300,000	80,000	36,072	73,840	—	32,611	522,523
Financial Officer	2016	300,000	—	458,800	351,347	69,900	30,647	1,210,694

(1)

Amounts represent the base salary earned by each Named Executive Officer for each of the periods.  In accordance with applicable SEC rules and interpretive guidance, the amount shown for Mr. Stupp in Fiscal 2018 does not give effect to Mr. Stupp’s agreement to forego $17,300 of his Fiscal 2018 base salary, equal to a 10% reduction of the amount of his annual base salary from October 31, 2017 until the end of Fiscal 2018 (as described under “Compensation Discussion and Analysis—Components of Compensation—Base Salary” above), in lieu of equity compensation in the form of a stock award.

(2)	Amounts represent discretionary cash bonuses earned for performance during each of the periods presented.
(3)

Amounts represent (a) for each Named Executive Officer (and except as described in (b) of this footnote below),  the grant date fair value of awards granted during each of the periods computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (for more information, see Note 9 to the consolidated financial statements contained in the Annual Report), (b) for Mr. Stupp in Fiscal 2018, the incremental fair value, calculated in accordance with FASB ASC 718, of the stock award granted to Mr. Stupp in lieu of the portion of his base salary he agreed to forego (as described under “Components of Compensation—Equity Compensation—Fiscal 2018 Awards” above), which is equal to the value of Mr. Stupp’s foregone salary for Fiscal 2019 because such stock award was fully vested on the date of grant,  and (c) for Mr. Boling in Fiscal 2018, the aggregate incremental fair value, calculated in accordance with FASB ASC 718, for the modification of Mr. Boling’s option awards that were vested and outstanding as of the date of his resignation to extend the post-termination exercise period of all such awards, pursuant to the terms of the separation agreement we entered into with Mr. Boling as described under “Potential Payments Upon Termination or Change in Control” below.

(4)

Amounts represent the amount of the Performance Bonus earned by the applicable Named Executive Officer for his performance during each of the periods presented.  For Fiscal 2018, Mr. Brink was not eligible to receive a Performance Bonus due to the timing of his appointment as our Chief Financial Officer, and Mr. Boling was not eligible to receive a Performance Bonus due to his resignation before the end of the fiscal year.

(5)

Amounts represent (a) for each Named Executive Officer, employer‑paid health insurance premiums and vacation payouts, and the employer contributions to the Company’s 401(k) retirement savings plan paid on behalf of the Named Executive Officer, and (b) for Mr. Boling in Fiscal 2018, severance compensation pursuant to the terms of the separation agreement we entered into with Mr. Boling as described under “Potential Payments Upon Termination or Change in Control” below.

(6)

Mr. Boling resigned as our Chief Financial Officer effective January 2, 2018 and resigned from his employment with us effective January 31, 2018, and Mr. Brink was appointed as our Chief Financial Officer effective January 3, 2018.

Grants of Plan‑Based Awards

The following table provides information about each grant of a plan‑based award to a Named Executive Officer in Fiscal 2018:

					All Other	All Other
					Stock Awards:	Option Awards:		Grant Date
		Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Shares of	Securities	Base Price	Stock and
		Awards(1)			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Henry Stupp	—	50,000	200,000	350,000	—	—	—	—
	10/30/2017	—	—	—	42,134	—	—	93,748
Howard Siegel	—	85,000	127,500	170,000	—	—	—	—
Steven Brink	1/3/2018	—	—	—	—	50,000	1.95	49,637
Jason Boling	—	—	—	—	—	—	—	—

(1)

Amounts represent potential payments under the Performance Bonus.  For Fiscal 2018, no  payments were actually made under the Performance Bonus to any Named Executive Officer.  Also for Fiscal 2018, Mr. Brink was not eligible to receive a Performance Bonus due to the timing of his appointment as our Chief Financial Officer, and Mr. Boling was not eligible to receive a Performance Bonus due to his resignation before the end of the fiscal year.

(2)	The stock award granted to Mr. Stupp was fully vested on the date of grant.
(3)

The option award granted to Mr. Brink vests in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to Mr. Brink’s  continued service through each vesting date and accelerated vesting under certain circumstances.

(4)

Amounts represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (for more information, see Note 9 to the consolidated financial statements contained in the Annual Report).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding equity awards held by our Named Executive Officers as of the end of Fiscal 2018:

	Option Awards						Stock Awards
												Equity Incentive
										Equity Incentive		Plan Awards:
										Plan Awards:		Market or
										Number of		Payout Value
	Number of		Number of				Number of		Market Value of	Unearned		of Unearned
	Securities		Securities				Shares or		Shares or	Shares, Units		Shares, Units
	Underlying		Underlying				Units of		Units of	or Other		or Other
	Unexercised		Unexercised		Option		Stock That		Stock That	Rights That		Rights That
	Options		Options		Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable(1)		Unexercisable(1)		($)	Date	(#)(1)		($)(2)	(#)		($)(2)
Henry Stupp	—		—		—	—	16,667	(3)	25,001	—		—
	—		—		—	—	—		—	10,000	(4)	15,000
Howard Siegel	—		—		—	—	6,667	(3)	10,001	—		—
	—		—		—	—	—		—	6,000	(4)	9,000
Steven Brink	—		50,000	(5)	1.95	1/3/2028	—		—	—		—
Jason Boling	30,000	(6)	—		14.03	3/25/2020	—		—	—		—
	20,000	(7)	—		12.02	8/19/2020	—		—	—		—
	30,000	(8)	—		13.54	5/9/2021	—		—	—		—
	36,666	(9)	—		22.94	6/8/2022	—		—	—		—
	6,666	(10)	—		11.20	6/14/2020	—		—	—		—

(1)

Except as described in the footnotes below, all awards were granted under the Predecessor Plan or the 2013 Plan and vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(2)	Determined by multiplying the unvested portion of the stock awards by $1.50, the closing price of our common stock on February 2, 2018.
(3)	Represents an RSU award granted on June 8, 2015.
(4)

Represents the total number of shares that could be earned under a performance stock unit award granted on April 5, 2016.  The shares subject to the performance stock units vest in up to three installments if the average closing price of our common stock during the month preceding the end of our fiscal year is at least (i) $18.58 for Fiscal 2017, (ii) $20.44 for Fiscal 2018, and (iii) $22.48 for Fiscal 2019.  Since the price targets for Fiscal 2017 and Fiscal 2018 were not met, the first and second one‑thirds of the shares subject to each award failed to vest on the last days of Fiscal 2017 and Fiscal 2018, subject to certain “roll over” provisions described under “Compensation Discussion and Analysis—Equity Compensation—Types of Awards” above.

(5)	Represents an option award granted on January 3, 2018.
(6)	Represents an option award granted on March 25, 2013 outside the Predecessor Plan or the 2013 Plan.
(7)	Represents an option award granted on August 19, 2013.
(8)	Represents an option award granted on May 9, 2014.
(9)	Represents an option award granted on June 8, 2015.
(10)	Represents an option award granted on December 14, 2016.

Option Exercises and Stock Vested

The following table summarizes exercises of option awards (of which there were none) and vesting of stock awards for each of our Named Executive Officers in in Fiscal 2018:

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Vesting (#)(1)	Vesting ($)(2)
Henry Stupp	16,667	$116,669
Howard Siegel	6,667	$46,669
Steven Brink	—	—
Jason Boling	6,667	$46,669

(1)	Amounts represent the vesting of one-third of the shares subject to RSU awards granted on June 8, 2015.
(2)

Determined by multiplying the number of shares vested by $7.00, the closing price of our common stock on June 8, 2017, the vesting date of the shares.  As of the date of this Proxy Statement, none of our Named Executive Officers had sold any of the shares delivered upon vesting of the stock awards.

Employment and Separation Agreements

The following is a summary of the principal terms of our employment agreements with each of our Named Executive Officers.

Mr. Stupp

On July 11, 2016, we entered into an Amended and Restated Executive Employment Agreement with Henry Stupp, our Chief Executive Officer, which amended, restated and superseded our prior employment agreement with Mr. Stupp and which was subsequently amended on October 31, 2017.  The employment agreement and the amendment were each approved by the Compensation Committee.  The employment agreement has an initial term that expires January 31, 2020, and it will automatically renew for three‑year terms thereafter, unless either party provides written notice of non‑renewal at least 90 days before the end of the then‑current term.

Pursuant to the terms of the employment agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year,  except that, pursuant to the October 2017 amendment to the employment agreement, Mr. Stupp’s base salary has been reduced by 10% to $675,000 per year from October 31, 2017 until February 2, 2019.  The Compensation Committee may increase Mr. Stupp’s base salary in its discretion.  In addition, Mr. Stupp is eligible to receive the Performance Bonus and an additional discretionary cash bonus of up to $300,000 as determined in the discretion of the Compensation Committee.  See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above.  For Fiscal 2018, base salary and cash bonuses constituted approximately 82% of Mr. Stupp’s total compensation.

In addition, the employment agreement provides that Mr. Stupp will receive equity awards on or about each anniversary of the date of the employment agreement in amounts and on terms to be determined by the Compensation Committee in its discretion.  Further, the employment agreement provides for certain payments to Mr. Stupp upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Mr. Siegel

On July 23, 2015, we entered into an employment agreement with Mr. Siegel, our President and Chief Operating Officer, which was approved by our Compensation Committee.  Pursuant to the terms of the employment agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year. Also pursuant to the terms of the employment agreement, Mr. Siegel is eligible to receive the Performance Bonus, as described under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above.  For Fiscal 2018, base salary and cash bonuses constituted approximately 91% of Mr. Siegel’s total compensation. Mr. Siegel is also eligible to receive additional cash bonuses at the discretion of the Compensation Committee and equity awards at the times and in the amounts determined by the Compensation Committee in its discretion.  In addition, the employment agreement provides for certain payments to Mr. Siegel upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Mr. Brink

On December 13, 2017, we entered into an employment agreement with Mr. Brink, our Chief Financial Officer, which was approved by our Compensation Committee.  Pursuant to the terms of the employment agreement, Mr. Brink is to receive a base salary equal to $400,000 per year. Also pursuant to the terms of the employment agreement, Mr. Brink received a stock option award as an inducement material to entering into employment with us, which is described under “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation—Fiscal 2018 Equity Awards” above.  For Fiscal 2018, base salary and cash bonuses constituted approximately 37% of Mr. Brink’s total compensation. Mr. Brink is eligible to receive the Performance Bonus beginning in Fiscal 2019, as described under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above, a supplemental cash bonus of at least $50,000 for performance during Fiscal 2019, additional cash bonuses at the discretion of the Compensation Committee, and additional equity awards at the times and in the amounts determined by the Compensation Committee in its discretion.  In addition, the employment agreement provides for certain payments to Mr. Brink upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Mr. Boling

On February 22, 2013, we entered into an employment agreement with Mr. Boling, our former Chief Financial Officer, which was approved by our Compensation Committee and became effective on March 25, 2013. Mr. Boling’s employment agreement was terminated effective as of January 31, 2018 in connection with his voluntary resignation from his employment with us, subject to the survival of certain confidentiality and similar provisions.  Pursuant to the terms of the employment agreement,  Mr. Boling’s annual base salary was initially $250,000, which amount was subsequently increased to $300,000.  Also pursuant to the terms of the employment agreement,  Mr. Boling was initially eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee, which amount was subsequently reduced to 30% of his annual base salary and tied to the Company’s achievement of certain adjusted EBITDA targets pursuant to the terms of the Performance Bonus.  See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above.  For Fiscal 2018, base salary and cash bonuses constituted approximately 92% of Mr. Boling’s total compensation, which also included certain cash severance compensation and other benefits we agreed to pay or otherwise provide  pursuant to the terms of a separation agreement we entered into with Mr. Boling on December 13, 2017 in connection with his resignation.  Additional information about the severance compensation and other benefits provided under the terms of the separation agreement are described under “Potential Payments Upon Termination or Change in Control” below.

Pension Benefits, Non‑Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any plans that provide for pension payments or other benefits to our Named Executive Officers at, following or in connection with their retirement.  We also do not have any non‑qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax‑qualified.

Potential Payments Upon Termination or Change in Control

The descriptions below provide information about the payments and other benefits to which each of our Named Executive Officers would be entitled upon a termination of such Named Executive Officer or a change in control of our

Company, or for Mr. Boling, the payments and other benefits Mr. Boling became entitled to receive pursuant to the terms of the separation agreement we entered into with him in connection with his voluntary resignation effective January 31, 2018.  The tables below show, for each Named Executive Officer other than Mr. Boling, our estimates of our potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that such a termination or change in control was effected as of February 3, 2018, and for Mr. Boling, the table below shows that actual cash payments and other benefits we have or have agreed to pay or otherwise provide upon and following his resignation.  All tables below assume that all salary and bonus amounts earned by each Named Executive Officer through the date of such a termination or change in control (or, for Mr. Boling, resignation) had already been paid.  As a result, all amounts in the tables for our Named Executive Officers other than Mr. Boling are only estimates, and the actual amounts that would be paid can only be determined at the time of an event triggering the payments.

Mr. Stupp

Pursuant to Mr. Stupp’s employment agreement with us, if we terminate Mr. Stupp’s employment at any time other than for cause or if Mr. Stupp terminates his employment at any time for good reason, then Mr. Stupp would be entitled to receive:

•	an amount equal to 12 months of his then-current base salary, payable in the form of salary continuation;
•

a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year), payable at the same time as performance bonuses are payable to our other senior executives;

•

an amount equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, payable in a lump sum within 60 days following the termination of Mr. Stupp’s employment;

•	continuation of Mr. Stupp’s medical and dental benefits for 12 months or reimbursement for payments by Mr. Stupp to maintain such benefits; and
•	accelerated vesting of the equity awards held by Mr. Stupp at the time of the termination.

Mr. Stupp  would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Stupp would not be entitled to any severance if his employment is terminated by death or by disability, if his employment is terminated by him for any reason other than good reason or if his employment is terminated by us for cause, except that if Mr. Stupp’s employment is terminated as a result of his death or disability, then he or his estate would receive a pro‑rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp’s equity awards would accelerate.  Also pursuant to his employment agreement, the performance stock units issued to Mr. Stupp would immediately vest in full if our common stock ceased to be publicly traded as a result of a “going private transaction” having the effects described in Rule 13e‑3(a)(3)(ii) of the Exchange Act.

For purposes of the Mr. Stupp’s employment agreement:

•

“cause” means Mr. Stupp:  (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to our Company;  (iii) commits a material breach of the employment agreement, which breach is not cured within 20 days after written notice; (iv) willfully refuses to implement or follow a lawful policy of our Company, which breach is not cured within 20 days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and

•

“good reason” means,  subject to certain notice and other requirements, certain cure periods and certain other limitations as described in the employment agreement, (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with our Company or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp’s base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from our corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp’s responsibilities; or (v) material breach by us of our material obligations under the employment agreement or any other agreement with Mr. Stupp.

The following table shows the potential payments to Mr. Stupp if a termination or going private transaction had occurred as of February 3, 2018:

	Involuntary Not	Termination	Termination by	Going
	For Cause	Due to Death	Executive For	Private
Benefits and Payments	Termination ($)	or Disability ($)	Good Reason ($)	Transaction ($)
Cash severance(1)	675,000	—	675,000	—
Continuation of medical and dental benefits(2)	13,587	—	13,587	—
Payout of Performance Bonus(3)	80,000	80,000	80,000	—
Acceleration of stock options(4)	—	—	—	—
Acceleration of RSUs(5)	25,001	25,001	25,001	—
Acceleration of performance stock units(6)	15,000	15,000	15,000	15,000
Total:	808,588	120,001	808,588	15,000

(1)	Amount represents 12 months of Mr. Stupp’s base salary as of February 3, 2018.
(2)	Amount represents the approximate value of the continuation of Mr. Stupp’s medical and dental benefits for 12 months.
(3)

Amount represents a payment equal to the sum of (i) one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years ($80,000, as Mr. Stupp earned a Performance Bonus of $0 and $160,000 for Fiscal 2017 and Fiscal 2016, respectively), plus (ii) a pro‑rated Performance Bonus for the fiscal year in which the termination occurs, based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year ($0, as Mr. Stupp did not earn a Performance Bonus for Fiscal 2018), except that the payment upon a termination due to death or disability is equal to the amount described in clause (ii) only.

(4)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $1.50 per share, the closing price of our common stock on February 2, 2018.
(5)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 16,667 shares) by $1.50 per share, the closing price of our common stock on February 2, 2018.
(6)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 10,000 shares) by $1.50 per share, the closing price of our common stock on February 2, 2018.

Mr. Siegel

Pursuant to Mr. Siegel’s employment agreement with us, if we terminate Mr. Siegel’s employment at any time other than for cause, by death or by disability, then Mr. Siegel would be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation.

The employment agreement also provides that Mr. Siegel would be entitled to receive certain payments if we undergo a change in control or if we terminate Mr. Siegel’s employment or eliminate Mr. Siegel’s position in connection with a change in control, as follows:

•

if we terminate Mr. Siegel’s employment without cause or eliminate Mr. Siegel’s position within three months before or 12 months after a change in control, then Mr. Siegel would be entitled to receive: (i) an amount equal to 12 months of his then-current base salary, payable in the form of salary continuation; (ii) any earned but unpaid bonus amount, payable as a lump sum; and (iii) continuation of Mr. Siegel’s medical and dental benefits under COBRA for 12 months; and

•

if we undergo a change in control or we terminate Mr. Siegel’s employment without cause or eliminate Mr. Siegel’s position within three months before a change in control, then Mr. Siegel would also be entitled to acceleration of vesting of all equity awards held by Mr. Siegel as of the time of the change in control.

Mr. Siegel would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Siegel would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of Mr. Siegel’s employment agreement:

•

“cause” means Mr. Siegel: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects our Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to our Company; (v) commits an act of fraud, embezzlement or misappropriation against our Company; or (vi) fails to substantially perform his duties as the President and Chief Operating Officer of our Company; and

•

a “change in control” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of our Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

The following table shows the potential payments to Mr. Siegel if a termination and/or change in control had occurred as of February 3, 2018:

		Termination	Termination
	Involuntary Not	Within 3 Months	Within 12 Months	Change
	For Cause	Before Change	After Change	in
Benefits and Payments	Termination ($)	in Control ($)	in Control ($)	Control ($)
Cash severance(1)	425,000	425,000	425,000	—
Continuation of medical and dental benefits(2)	—	19,530	19,530	—
Acceleration of stock options(3)	—	—	—	—
Acceleration of RSUs(4)	—	10,001	—	10,001
Acceleration of performance stock units(5)	—	9,000	—	9,000
Total:	425,000	463,531	444,530	19,001

(1)	Amount represents 12 months of Mr. Siegel’s base salary as of February 2, 2018.
(2)	Amount represents the approximate value of the continuation of Mr. Siegel’s medical benefits for 12 months.
(3)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $1.50 per share, the closing price of our common stock on February 2, 2018.

(4)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 6,667 shares) by $1.50 per share, the closing price of our common stock on February 2, 2018.
(5)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 6,000 shares) by $1.50 per share, the closing price of our common stock on February 2, 2018.

Mr. Brink

Pursuant to Mr. Brink’s employment agreement with us, if we terminate Mr. Brink’s employment at any time other than for cause, by death or by disability, then Mr. Brink would be entitled to receive, if the termination occurs between January 2, 2018 and July 2, 2018, an amount equal to nine months of Mr. Brink’s then-current base salary, or if the termination occurs on or after July 2, 2018, an amount equal to 12 months of Mr. Brink’s then-current base salary, in any case payable in the form of salary continuation or in a lump sum at our discretion.

The employment agreement also provides that, if we terminate Mr. Brink’s employment without cause or eliminate Mr. Brink’s position or if Mr. Brink terminates his employment for good reason, in any case within 12 months of a change in control, then Mr. Brink would be entitled to receive: (i) an amount equal to 12 months of his then-current base salary, payable in a lump sum;  (ii) any guaranteed or earned but unpaid bonus amount, payable as a lump sum; (iii) continuation of Mr. Brink’s medical and dental benefits under COBRA for 12 months; and (iv) accelerated vesting of the equity awards held by Mr. Brink at the time of the change in control.

Mr. Brink would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Brink would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of Mr. Brink’s employment agreement:

•

“cause” means Mr. Brink:  (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects our Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to our Company; (v) commits an act of fraud, embezzlement or misappropriation against our Company; or (vi) fails to substantially perform his duties as the Chief Financial Officer of our Company;

•

“good reason” means, ,  subject to certain notice and other requirements, certain cure periods and certain other limitations as described in the employment agreement,  (i) a material reduction in Mr. Brink’s duties or responsibilities without his express written consent; (ii) a material, uncured breach by us of our obligations under the employment agreement; or (iii) a relocation of Mr. Brink’s principal place of work to a facility more than 100 miles from our current headquarters for a period of more than 180 days; and

•

a “change in control” means, subject to certain exceptions and limitations, the occurrence of any of the following events: (i) any person becomes the beneficial owner of securities of our Company representing more than 50% of the combined voting power of such securities; (ii) during any 12‑month period, the individuals who constitute the Board cease to constitute at least a majority thereof; (iii) a merger or consolidation of our Company with any other entity; or (iv) a complete liquidation or dissolution of our Company or the consummation of a sale or disposition of all or substantially all of our assets.

The following table shows the potential payments to Mr. Brink if a termination and/or change in control had occurred as of February 3, 2018:

		Termination
	Involuntary Not	Within 12 Months
	For Cause	of Change
Benefits and Payments	Termination ($)	in Control ($)
Cash severance(1)	300,000	400,000
Earned or guaranteed bonus(2)	—	50,000
Continuation of medical and dental benefits(3)	—	28,455
Acceleration of stock options(4)	—	—
Total:	300,000	478,455

(1)	Amounts represent nine or 12 months of Mr. Brink’s base salary as of February 3, 2018, as applicable.
(2)	Amount represents the minimum amount of Mr. Brink’s guaranteed bonus for Fiscal 2019.
(3)	Amount represents the approximate value of the continuation of Mr. Brink’s medical benefits for 12 months.
(4)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $1.50 per share, the closing price of our common stock on February 2, 2018.

Mr. Boling

Pursuant to the Mr. Boling’s separation agreement,  upon his voluntary resignation effective January 31, 2018, he became entitled to receive:

•

subject to Mr. Boling’s execution, deliver and non-revocation of a general release of claims in favor of our Company, cash payments equal to 25% of Mr. Boling’s annual base salary on the date of the resignation each month for a period of four months, resulting in monthly payments of $75,000 and aggregate payments of $300,000;

•	our continued payment of Mr. Boling’s medical insurance or COBRA premiums until the earlier of January 31, 2019 or the time Mr. Boling receives medical benefits from a new employer;
•	an extension of the post-termination exercise period for all of his stock option awards that were outstanding and vested as of the date of the resignation until January 31, 2020; and
•

if we recovered at least $2,000,000 on or before March 31, 2018 in the post-closing working capital adjustments related to our acquisition of the Hi-Tec portfolio of footwear brands, Mr. Boling would have received 5% of the amounts recovered (no amounts were recovered as of such date, so all rights to receive such amounts have been forfeited).

The following table shows the payments and other benefits Mr. Boling became entitled to receive upon his voluntary resignation pursuant to the terms of his separation agreement with us:

Voluntary
Benefits and Payments	Resignation ($)
Cash severance(1)	300,000
Continuation of medical benefits(2)	10,992
Extension of post-termination exercise period for stock options(3)	16,000
Total:	326,992

(1)	Amount represents the continued salary payments Mr. Boling is entitled to receive.

(2)	Amount represents the approximate value of the continuation of Mr. Boling’s medical benefits until January 31 2019.
(3)

Amount represents the aggregate incremental fair value of Mr.Boling’s modified stock option awards as a result of the extension of the post-termination exercise period of all such awards that were vested and outstanding as of the date of his resignation.  Such awards consist of the option awards set forth under “Outstanding Equity Awards at Fiscal Year-End” above.  In accordance with FASB ASC 718, the incremental fair value of each such award is calculated as the fair value of the modified award at the date of the modification, less the fair value of the original award at the date of the modification.

Pay Ratio

We are required by applicable SEC rules to disclose the annual total compensation of our Chief Executive Officer, the median annual total compensation of all of our other employees, and the ratio of these two amounts.

In determining the median annual total compensation of our employees other than our Chief Executive Officer, we started by preparing a list containing all such employees as of February 3, 2018, the end of Fiscal 2018, and each such employee’s compensation for Fiscal 2018 based on a consistently applied compensation measure, consisting of salary; regular, hourly, and overtime wages; cash bonuses and the grant date fair value of equity awards granted during the period (computed in accordance with FASB ASC Topic 718).  This list includes all of our employees on such date (except solely for our Chief Executive Officer), whether employed on a full-time, part-time, seasonal or temporary basis and wherever located, resulting in 58 employees.  For any such employees located outside the United States, consisting of 14 employees located in the Netherlands, we converted each such employee’s Fiscal 2018 compensation, based on our consistently applied compensation measure, from the Euro to U.S. dollars using the foreign currency exchange rate on February 3, 2018, and we did not apply any cost-of-living adjustments to any such Fiscal 2018 compensation amounts or any of the components thereof.  For any such employees who are permanently employed (in other words, who are not employed on a seasonal or temporary basis) and who joined the Company after January 29, 2017, the first day of Fiscal 2018, this list reflects Fiscal 2018 compensation, based on our consistently applied compensation measure, on an annualized basis.  We then ordered the employees in this list according to the amounts of their Fiscal 2018 compensation, based on our consistently applied compensation measure; selected the single employee at the midpoint of the re-ordered list; and calculated the amount of this single midpoint employee’s annual total compensation using the methodology required by SEC rules for calculating the total compensation of our Named Executive Officers as reported in the Summary Compensation Table above. The amount of this single midpoint employee’s annual total compensation, which is $87,000, is considered the median annual total compensation of all of our employees other than our Chief Executive Officer for Fiscal 2018. Utilizing this amount, as well as the annual total compensation of our Chief Executive Officer for Fiscal 2018 of $893,450 as shown in the Summary Compensation Table above, we estimate the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees is 10 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the many different methodologies, exclusions, estimates and assumptions companies are permitted to use in determining an estimate of their respective pay ratios, as well as the differing employment and compensation practices and industry standards that impact these ratios, our estimated pay ratio information may not be comparable to the pay ratio information reported by other companies and we discourage the use of this information as a basis for comparison between companies. Neither our Compensation Committee nor our management has used our pay ratio information in making compensation decisions for Fiscal 2018 or Fiscal 2019.

Risks Related to Compensation Policies and Practices

The Compensation Committee regularly monitors and considers whether our overall compensation programs for our employees create incentives for employees to take excessive or unreasonable risks that could materially harm our Company.  Although risk-taking is a necessary part of any business, the Compensation Committee focuses on aligning the Company’s compensation policies with the long-term interests of our Company and our stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to our Company.  We believe several features of our compensation policies for management‑level employees appropriately mitigate these risks, including a mix of long‑ and short‑term and cash and non-cash compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across our employee compensation programs.  We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long‑term business transaction in exchange for short‑term compensation benefits.

DIRECTOR COMPENSATION

Director Compensation Program

We use cash and equity compensation to attract and retain qualified candidates to serve on our Board.  In setting non‑employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skills required of the members of the Board.  In addition, we consider how director independence may be affected by director compensation and perquisite types and levels.  Directors who are our employees receive no additional compensation for their service as directors.

Each non‑employee director receives the following annual cash compensation for service on our Board and our Board committees:

	Cash Amount
	($)
Board Compensation:
All non-employee directors	40,000	(1)
Chair Compensation:(2)
Chairman of the Board(3)	40,000	(1)
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating & Governance Committee Chair	10,000
Committee Member Compensation:(2)
Audit Committee member	10,000
Compensation Committee member	7,500
Nominating & Governance Committee member	5,000

(1)

Our non-employee director compensation program was amended on October 30, 2017, to reduce these amounts from $80,000 to $40,000.  As a result, for Fiscal 2018, (i) all directors received cash compensation of $80,000 for the portion of Fiscal 2018 before the date of such amendment, and $40,000 for the remainder of Fiscal 2018 after the date of such amendment, and (ii) the Chairman of the Board received additional cash compensation of $80,000 for the portion of Fiscal 2018 before the date of such amendment, and $40,000 for the remainder of Fiscal 2018 after the date of such amendment.

(2)	Chairman of the Board and Board committee chair and member compensation is in addition to the compensation paid to all non-employee directors.
(3)	The Chairman of the Board does not receive additional fees for his service on Board committees.

In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, each director is entitled to elect to receive equity awards for all or a portion of his or her annual cash compensation for Board service, as described above.  As a result, at the meeting of the Board of Directors held in June of each year, each non‑employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of his or her annual cash compensation for service on the Board of Directors that is to be paid in equity, in the form of RSU awards that are valued based on the closing price of our common stock on a date selected by the Board for the purpose of determining the number of shares subject to such RSU awards.  In June 2017, none of the directors elected to receive any of their annual cash compensation for Board service in the form of RSU awards.

Additionally, on October 30, 2017, the Compensation Committee approved the grant of one-time RSU awards to each of our non‑employee directors, relating to 35,955 shares of our common stock for our Chairman of the Board and 17,977 shares of our common stock for all of our other non-employee directors.  All of these RSU awards will vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant.  These one-time awards were granted in connection with the reduction of the annual cash compensation provided to our non-employee directors by 50%, from $160,000 to $80,000 for the Chairman of the Board and from $80,000 to $40,000 for all other non-employee directors, and the number of shares subject to the awards equals the total value of the cash compensation reduction ($80,000 or $40,000, as applicable) divided by the closing sale price of our common stock on the date of grant.  The Compensation Committee determined to grant these one-time stock awards to our non-employee directors to help to reduce our cash expenditures and improve our liquidity, while delivering value to the directors over a period of several years and enhancing their long-term performance-based incentives and the alignment of their interests with those of our stockholders.

Director Compensation Table

The following table provides information about the compensation of our non‑employee directors for Fiscal 2018. Mr. Stupp, our Chief Executive Officer, is not included in this table because he is an employee of our Company and receives no additional compensation for his service as a director.  The compensation received by Mr. Stupp as an employee of our Company is described under “Compensation Discussion and Analysis” and “Executive Compensation” above.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name(1)	($)	($)(2)	($)
Carol Baiocchi(3)	74,346	40,000	114,346
Susan E. Engel(3)	77,876	40,000	117,876
Robert Galvin	129,472	80,000	209,472
Keith Hull	90,000	40,000	130,000
John McClain(3)	27,500	40,000	67,500
Jess Ravich	109,278	40,000	149,278
Frank Tworecke	90,000	40,000	130,000
Timothy Ewing(4)	41,712	—	41,712

(1)

In the fourth quarter of Fiscal 2018, certain of our directors participated in the voluntary forfeiture of their then-outstanding stock option awards, as described under “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation—Fiscal 2018 Equity Award Forfeitures” above. The table below shows, for each person serving as a non-employee director at the end of Fiscal 2018, the number of shares subject to such forfeited stock option awards, as well as the number of shares subject to all outstanding equity awards (consisting solely of RSU awards) held by the director at the end of Fiscal 2018 (after such stock option forfeitures).

	Number of Shares
	Underlying	Outstanding
	Forfeited	RSU
	Option Awards	Awards
Name	(#)	(#)
Carol Baiocchi	—	17,977
Susan E. Engel	—	17,977
Robert Galvin	36,000	38,455
Keith Hull	44,000	20,477
John McClain	—	17,977
Jess Ravich	61,000	31,311
Frank Tworecke	36,000	20,477

(2)

Amounts represent, (a) for all non-employee directors, the grant date fair value of awards granted during each of the periods computed in accordance with FASB ASC Topic 718 (for more information, see Note 9 to the consolidated financial statements contained in the Annual Report), and (b) for Mr. Ewing, the aggregate incremental fair value, calculated in accordance with FASB ASC 718, for the modification of Mr. Ewing’s stock awards and option awards to accelerate the vesting of all such awards, pursuant to the approval of the Compensation Committee as described in footnote (4) below (which amount was $0 because the fair value of the awards on the date of their modification was less than the fair value of the awards on their respective grant dates).

(3)

Ms. Baiocchi and Ms. Engel were appointed to the Board on February 21, 2017, and Mr. McClain was appointed to the Board on September 13, 2017. As a result, each of these directors earned pro-rated amounts of annual cash compensation based on their partial years of service in Fiscal 2018.

(4)

Mr. Ewing resigned as a director effective as of February 21, 2017. In connection with his resignation, our Compensation Committee approved the acceleration of the vesting of all of Mr. Ewing’s then-outstanding equity awards that would have vested through the end of his then-current term and the payment to Mr. Ewing of the cash compensation he would have earned for Board service through the end of his then-current term, in each case, in recognition for his years of service as a director of our Company. As a result, (i) Mr. Ewing’s outstanding RSUs as of the date of his resignation that would have vested through the date of our 2017 annual meeting of stockholders, totaling RSUs for 2,500 shares, vested and settled; (ii) Mr. Ewing’s outstanding stock options as of the date of his resignation that would have vested through the date of our 2017 annual meeting of stockholders, totaling stock options to purchase 8,333 shares, became exercisable in full (but were all unexercised and forfeited on May 21, 2017), and (iii) all of the cash compensation Mr. Ewing would have received for Board service if he had remained on the Board through the date of our 2017 annual meeting of stockholders, totaling $41,712, was paid.

EQUITY COMPENSATION PLANS

We currently maintain one equity compensation plan, the 2013 Plan.  The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan, except that the terms of the Predecessor Plan remain applicable to awards previously granted under the Predecessor Plan that remain outstanding.  The terms of the 2013 Plan and the Predecessor Plan are summarized below.

2013 Plan

The 2013 Plan became effective upon its approval by our stockholders on July 16, 2013, and was amended and restated upon the approval of our stockholders on June 6, 2016.

Share Reserve, Share Counting and Other Share Limits

The share reserve under the 2013 Plan consists of (i) 1,200,000 shares, plus (ii) 477,487 shares previously reserved but unissued under the Predecessor Plan, plus (iii) shares subject to outstanding awards granted under the Predecessor Plan (13,000 as of April 16, 2018), which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration of such awards.

The number of shares that actually are added to the 2013 Plan on account of such forfeitures, terminations, repurchases or expirations likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plan awards, as it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled.

Any shares covered by an award which is forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2013 Plan.  Shares that have been issued under the 2013 Plan pursuant to an award will not be returned to the 2013 Plan and will not become available for future grant under the 2013 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value.  Shares tendered or withheld in payment of an award exercise or purchase price, shares withheld by the Company to pay any tax withholding obligation, and shares purchased in the open market with proceeds of a stock option exercise will not be returned to the 2013 Plan and will not become available for future issuance under the 2013 Plan.  In addition, all shares covered by the portion of a stock appreciation right that is exercised will be considered issued pursuant to the 2013 Plan.

With respect to stock options, stock appreciation rights, restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 100,000 shares, subject to adjustment in the event of a change in our shares or our capital structure.

Administration

The 2013 Plan is administered by the administrator of the plan, which is defined as the Board or one or more committees designated by the Board.  The Compensation Committee currently acts as the administrator of the 2013 Plan.  With respect to awards granted to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the 2013 Plan include directors, officers and other employees, consultants, and advisors of our Company or any of its subsidiaries.  As of April 16, 2018, there were approximately 58 employees (including the three Named Executive Officers) of the Company and its subsidiaries and seven non-employee directors, all of whom are eligible to receive awards under the 2013 Plan.

Types and Terms of Awards

The 2013 Plan authorizes the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, RSUs, dividend equivalent rights, stock appreciation rights and cash-based awards.  All awards under the 2013 Plan may be granted with such vesting schedules and other terms as the administrator of the 2013 Plan may determine in its discretion, subject to the provisions and limitations of the plan.  Although the 2013 Plan provides the administrator with such discretion, stock option and RSU awards granted to employees under the 2013 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the 2013 Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Corporate Transaction

The 2013 Plan provides that, in the event of a “corporate transaction,” as defined in the 2013 Plan, all outstanding awards under the 2013 Plan will terminate unless the awards are assumed in connection with the corporate transaction.  Except as provided in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately before the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated before such date.

Under the 2013 Plan, a corporate transaction includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Amendment, Suspension and Termination

The 2013 Plan will terminate on April 7, 2026, unless earlier terminated by the Board.  The Board may at any time amend, suspend or terminate the 2013 Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

Predecessor Plan

Share Reserve and Share Limits

The share reserve under the Predecessor Plan consisted of (i) 750,000 shares of our common stock (or the equivalent in other equity securities), plus (ii) any shares of our common stock that could again be optioned, granted or awarded under the terms of our prior equity compensation plan as in effect immediately before the adoption of the Predecessor Plan.  The maximum number of shares which may be subject to awards granted under the Predecessor Plan to any one individual in any calendar year could not exceed 100,000, and the maximum amount of cash compensation payable pursuant to one or more awards granted under the Predecessor Plan to any one individual in any fiscal year of the Company could not exceed $500,000.

In general, to the extent that an award granted under the Predecessor Plan expires or lapses for any reason, or is settled in cash, any shares subject to the award could again be available for new grants under the plan (or, following its termination, under the 2013 Plan as described above).  The Predecessor Plan prohibited shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award from being available for subsequent grant under the plan.

Administration

The Predecessor Plan was administered by the administrator of the plan, which was defined as the Compensation Committee or another Board committee with respect to awards granted to officers, employees and consultants, and the full Board with respect to awards granted to directors.  With respect to awards granted to officers and directors, the Compensation Committee or other Board committee serving as the administrator of the Predecessor Plan was to be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the Predecessor Plan included independent directors, officers and other employees and consultants of our Company or any of our subsidiaries.

Types and Terms of Awards

The Predecessor Plan authorized the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, stock appreciation rights, other stock-based awards, including performance shares and stock units, and performance-based cash bonuses.  All awards under the Predecessor Plan were granted with such vesting schedules and other terms as the administrator of the Predecessor Plan determined in its discretion, subject to the provisions and limitations of the plan.  Although the Predecessor Plan provided the administrator with such discretion, stock option and RSU awards granted to employees under the Predecessor Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the Predecessor Plan that were intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Change in Control

The Predecessor Plan provides that, in the event of a “change in control,” as defined in the Predecessor Plan, the plan administrator may cause all outstanding awards under the Predecessor Plan to terminate at a specified time, including the date of the change in control.  Except as provided in an individual award agreement, awards that are not converted, assumed or replaced by a successor entity will become fully exercisable and all forfeiture restrictions on such awards will lapse as of immediately before the change in control.

Under the Predecessor Plan, a change in control includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Term

The Predecessor Plan became effective on June 13, 2006 and was terminated on the effective date of the 2013 Plan.  No awards may be made under the Predecessor Plan after its termination date, but awards granted before such date that extend beyond such date will continue to be subject to the terms of the Predecessor Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of February 3, 2018 about compensation plans under which our equity securities are authorized for issuance:

Equity Compensation Plan Information
	Number of				Number of
	securities to be				securities
	issued upon		Weighted-average		remaining
	exercise of		exercise price of		available for
	outstanding		outstanding		future issuance
	options,		options,		under equity
Plan category	warrants and rights (#)		warrants and rights ($)		compensation plans (#)
Equity compensation plans approved by security holders	345,334	(1)	10.30	(2)	932,961	(3)
Equity compensation plans not approved by security holders(4)	30,000		14.03		—
Total	375,334		10.60		932,961

(1)

Of these shares, 43,000 were subject to stock option, RSU or performance stock unit awards then-outstanding under the Predecessor Plan, and 302,334 were subject to stock option, RSU or performance stock unit awards then-outstanding under the 2013 Plan.

(2)	Excludes RSU and performance stock unit awards, which have no associated exercise price.
(3)	Represents shares reserved and available for future awards that may be granted under the 2013 Plan.
(4)

Represents an outstanding award granted outside the Predecessor Plan or the 2013 Plan, consisting of a stock option award to purchase up to 30,000 shares of our common stock granted to Mr. Boling in connection with his hire and appointment as our Chief Financial Officer in March 2013, which has an exercise price of $14.03 per share and a contractual term of seven years and vested in equal annual installments over three years beginning on the first anniversary of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned by, and percentage ownership of, the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each current director and director nominee;
•	each of our Named Executive Officers; and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person’s beneficial ownership includes any shares the person has the right to acquire as of or within 60 days after the measurement date, through the exercise or conversion of any outstanding stock options, warrants or other rights or the vesting of any outstanding RSUs. Such shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the notes to the table below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to the shares of our common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. All ownership percentages in the table below are based on 13,997,200 shares of our common stock outstanding as of April 16, 2018 and, unless otherwise indicated in the notes to the table below, all information is presented as of April 16, 2018.

	Amount of	Percentage
Name of Beneficial Owner	Beneficial Ownership (#)	of Class (%)
5% Stockholders:
CSC(1)	3,166,020	22.0
Headlands Strategic Opportunities Fund, LP(2)	1,654,397	11.8
NorthPointe Capital, LLC(3)	1,347,183	9.6
Current Non-Employee Directors and Director Nominees:
Carol Baiocchi	—	*
Susan E. Engel	1,000	*
Robert Galvin(4)	44,454	*
Keith Hull(5)	20,103	*
Robert Longnecker	—	—
John McClain	12,000	*
Jess Ravich(6)	1,259,807	8.7
Frank Tworecke(7)	14,833	*
Named Executive Officers:
Henry Stupp(8)	193,758	1.4
Howard Siegel(9)	89,299	0.6
Steven Brink	—	*
Jason Boling(10)	140,565	*
All current executive officers and directors as a group (11 persons)(11)	1,635,254	11.3

*Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of April 16, 2018.

(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13D with a reporting date of February 2, 2018 filed with the SEC by CSC and Jeffrey Bronchick, the Portfolio Manager and Founder of CSC.  Of such shares, (i) CSC has sole voting and dispositive power with respect to 2,872,970 shares and shared dispositive power with respect to 268,050 shares, and (ii) Mr. Bronchick has sole voting and dispositive power with respect to 25,000 shares, shared voting power with respect to 2,872,970 shares and shared dispositive power with respect to 3,141,020 shares.  The number of shares reported as beneficially owned by these persons includes 370,352 shares of our common stock subject to warrants exercisable as of or within 60 days after April 16, 2018.  CSC reports its principal business address as 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2017 filed with the SEC by Headlands Strategic Opportunities Fund, LP, Headlands Capital Management, LLC, its general partner, and David E. Park III and David W. Cost Jr., members of the investment committee of Headlands Capital Management, LLC. Of such shares, (i) Headlands Strategic Opportunities Fund, LP and Headlands Capital Management, LLC each have sole voting and dispositive power with respect to 1,654,397 shares, and (ii) David E. Park III and David W. Cost Jr. each have shared voting and dispositive power with respect to 1,654,397 shares.  Each of these reporting persons reports its principal business address as One Ferry Building, Suite 255, San Francisco, California 94111.

(3)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2017 filed with the SEC by NorthPointe, LLC. Of such shares, NorthPointe Capital, LLC has solve voting power with respect to 1,243,680 shares and sole dispositive power with respect to 1,347,183 shares.  NorthPointe Capital, LLC reports its principal business address as 39400 Woodward Ave, Suite 190, Bloomfield Hills, Michigan 48304.

(4)

Includes 5,924 shares of common stock subject to warrants exercisable as of or within 60 days after April 16, 2018 and 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.

(5)	Includes 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.
(6)

Includes 787,695 shares of our common stock held of record by a trust of which Mr. Ravich is the sole trustee, 433,390 shares of our common stock subject to warrants held by such trust and exercisable as of or within 60 days after April 16, 2018,  and 13,334 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.

(7)	Includes 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.
(8)

Includes 4,444 shares of common stock subject to warrants exercisable as of or within 60 days after April 16, 2018 and 16,667 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.

(9)	Includes 6,667 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018.
(10)	Includes 123,332 shares of our common stock subject to stock options exercisable as of or within 60 days after April 16, 2018.
(11)

Includes 44,168 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 16, 2018 and 443,758 shares of common stock subject to warrants exercisable as of or within 60 days after April 16, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Fiscal 2018 Related Party Transactions

Except as described below and except for employment arrangements and compensation for Board service, which are described under “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” above, since January 29, 2017, there has not been, nor is there currently proposed, any transaction or series of transactions in which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, beneficial owners of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

The descriptions of the Ravich Loan, the Private Placement and the Junior Participation Purchases under “Compensation Committee Interlocks and Insider Participation” above are incorporated herein by this reference.  The related party investors in the Private Placement and the details of their participation therein are as follows:

		Purchase Price	Number of
	Number of	of Shares	Shares
	Shares	Purchased	Subject to
Investor Name and Relationship with Our Company	Purchased (#)	(in thousands) ($)	Warrants (#)
Jess Ravich, Director and Large Stockholder	473,934	2,000	237,834
Robert Galvin, Chairman of the Board	23,697	100	5,924
Howard Siegel, President, Chief Operating Officer	23,697	100	—
CSC, Large Stockholder	236,967	1,000	59,241

The related party investors in the Junior Participation Purchases and the details of their participation therein are as follows:

Investor Name and Relationship with Our Company	Amount of Participation Interest (in thousands) ($)	Interest Payments in Fiscal 2018 (in thousands) ($)	Number of Shares Subject to Warrants (#)
CSC or its affiliates, Large Stockholder	7,000	109	311,111
Jess Ravich, Director and Large Stockholder	4,400	45	195,556
Henry Stupp, Chief Executive Officer, Director	100	2	4,444

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements generally require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their director and/or executive officer positions with our Company.

Policies and Procedures for Review and Approval of Related Party Transactions

Pursuant to the terms of the written charter of the Audit Committee and in accordance with applicable Nasdaq rules, our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation‑related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by our Audit Committee (if such transactions are not reviewed or overseen by another independent body of the Board).  In accordance with this policy, each of the Ravich Loan, the Private Placement and the Junior Participation Purchases has been reviewed and approved or ratified by an independent body of our Board.  We have not adopted formal written procedures for the review, or standards for the approval, of these transactions; rather, our Audit Committee reviews each such transaction on a case‑by‑case basis and generally focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s‑length basis from an unaffiliated third party.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our financial reporting processes on behalf of the Board of Directors.  Our management is responsible for preparing our consolidated financial statements, as well as for establishing and implementing financial reporting processes, accounting principles and internal controls.  Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America, as well as expressing an opinion on our internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed, with the management and with our independent registered public accounting firm, our audited consolidated financial statements included in the Annual Report.  The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.”  In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the annual report on Form 10‑K for Fiscal 2018 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE:

John McClain,  Chair

Susan E. Engel

Robert Galvin

Keith Hull

This audit committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file various reports with the SEC concerning their holdings of, and transactions in, our securities.  SEC rules also require that copies of these reports be furnished to us.  To our knowledge, based solely on our review of the copies of such reports received by us or written representations from persons subject to Section 16(a) of the Exchange Act, we believe our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements in Fiscal 2018, except that (i) Ms. Engel and Ms. Baiocchi, who were appointed as directors on February 21, 2017, filed an initial statements of beneficial ownership on Forms 3 on July 13, 2017 and September 20, 2017, respectively, and (ii) Mr. Ravich filed a statement of changed in beneficial ownership on Form 4 on January 12, 2018 for a transaction effected on December 7, 2017.

Stockholder Director Nominations and Other Proposals for 2019 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2019 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 4, 2019 if the meeting is held between May 14, 2019  and July 13, 2019 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting.  All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must have given us timely written notice of the nomination or proposal.  To be timely for our 2019 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a director nominee or proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices between November 5, 2018 and January 4, 2019 if the meeting is held between May 14, 2019 and July 13, 2019, or if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later; provided, however, that a stockholder who complies with these notice procedures for a director nominee will be permitted to present the nominee at the meeting but will not be entitled to have the nominee included in our proxy materials in the absence of an applicable SEC rule requiring us to do so, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting.  A stockholder’s notice to us must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws.  We will not entertain any director nominations or other proposals at the Annual Meeting or at our 2019 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws.  Stockholders may obtain additional information about these advance notice requirements by referencing our Bylaws, a copy of which is contained in the filings we make with the SEC available on our website at www.cherokeeglobalbrands.com and on the SEC’s website at www.sec.gov.  Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Other Business at the Annual Meeting

The Board is not aware of any matter to be presented at the Annual Meeting that is not listed on the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.  If any other matter properly comes before the Annual Meeting, the individuals designated as proxies for the Annual Meeting will have discretionary authority to vote all shares represented by proxy for or against any such matter, and it is the intention of these individuals to vote all such shares in accordance with the recommendation of the Board, or if no such recommendation is given, in accordance with their judgment.

By Order of the Board of Directors,

/s/ HOWARD SIEGEL
Howard Siegel
Secretary

Sherman Oaks, California

May 4, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have this proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form. CHEROKEE INC. ATTN: STEVEN BRINK 5990 SEPULVEDA BLVD., SUITE 600 SHERMAN OAKS, CA 91411 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E47754-P09535 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CHEROKEE INC. The Board of Directors recommends you vote FOR ALL of the director nominees in proposal 1. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Robert Galvin 02) Keith Hull 03) Jess Ravich 04) John McClain 05) Henry Stupp 06) Carol Baiocchi 07) Robert Longnecker The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for its fiscal year ending February 2, 2019. 3. Approval of a non-binding advisory resolution on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. E47755-P09535 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC. The undersigned hereby appoints Henry Stupp and Steven Brink, and each of them, as proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2018 Annual Meeting of Stockholders of Cherokee Inc. to be held at the company's principal executive offices at 5990 Sepulveda Blvd., Suite 600, Sherman Oaks, California 91411 on June 13, 2018 at 10:00 A.M. PDT on all matters that may come before such meeting or any adjournment or postponement thereof. If specific instructions are indicated herein, this proxy will be voted in accordance with such instructions. If no such instructions are indicated, this proxy will be voted "FOR ALL" nominees for director listed in proposal 1, "FOR" proposals 2 and 3, and in the discretion of the appointed proxies upon such other business as may properly come before the meeting. If you vote by phone or Internet, please do not mail this proxy card. Continued and to be signed on reverse side